FORM OF AGREEMENT AND PLAN OF ORGANIZATION
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                       AGREEMENT AND PLAN OF ORGANIZATION

                             dated as of May 9, 1997

                                  by and among

                             COLLECTIBLES USA, INC.

                           [COMPANY] ACQUISITION CORP.
                    (a subsidiary of Collectibles USA, Inc.)

                                    [COMPANY]

                                       and

                          the STOCKHOLDERS named herein

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
                                TABLE OF CONTENTS

                                                                            Page

1.    THE MERGER                                                              5

      1.1      Delivery and Filing of Articles of Merger                      5
      1.2      Effective Time of the Merger                                   5
      1.3      Certificate of Incorporation, Bylaws and
               Board   of    Directors   of   Surviving
               Corporation                                                    5

      1.4      Certain  Information With Respect to the
               Capital  Stock of the  COMPANY,  CEI and
               NEWCO                                                          6
      1.5      Effect of Merger                                               7

2.    CONVERSION OF STOCK                                                     8
      2.1      Manner of Conversion                                           8

3.    DELIVERY OF MERGER CONSIDERATION                                        9

4.    CLOSING                                                                10

5.    REPRESENTATIONS AND WARRANTIES OF COMPANY AND STOCKHOLDERS             11
      5.1      Due Organization                                              11

      5.2      Authorization                                                 12
      5.3      Capital Stock of the COMPANY                                  12
      5.4      Transactions     in    Capital    Stock;
               Organization Accounting                                       12
      5.5      No Bonus Shares                                               13
      5.6      Subsidiaries                                                  13
      5.7      Predecessor Status; etc                                       13
      5.8      Spinoff by the COMPANY                                        14
      5.9      Financial Statements                                          14
      5.10     Liabilities and Obligations                                   14
      5.11     Accounts and Notes Receivable                                 15
      5.12     Intellectual   Property;   Permits   and
               Intangibles                                                   16
      5.13     Environmental Matters                                         17
      5.14     Personal Property                                             18
      5.15     Significant     Customers;      Material
               Contracts and Commitments                                     18
      5.16     Real Property                                                 19
      5.17     Insurance                                                     20
      5.18     Compensation;   Employment   Agreements;
               Organized Labor Matters                                       20
      5.19     Employee Plans                                                21
      5.20     Compliance with ERISA                                         22
      5.21     Conformity with Law; Litigation                               23
      5.22     Taxes                                                         23
      5.23     No Violations                                                 27

                                        i

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      5.24     Government Contracts                                          28
      5.25     Absence of Changes                                            28
      5.26     Deposit Accounts; Powers of Attorney                          29
      5.27     Validity of Obligations                                       30
      5.28     Relations with Governments                                    30
      5.29     Disclosure                                                    30
      5.30     Prohibited Activities                                         31
      5.31     Authority; Ownership                                          32
      5.32     Preemptive Rights                                             32
      5.33     No Intention to Dispose of CEI Stock                          32
      5.34     Transactions  with  Directors,  Officers
               and Affiliates.                                               32

6.    REPRESENTATIONS OF CEI and NEWCO                                       33
      6.1      Due Organization                                              33
      6.2      Authorization                                                 34
      6.3      Capital Stock of the COMPANY                                  34
      6.4      Transactions     in    Capital    Stock,
               Organization Accounting                                       34
      6.5      Subsidiaries                                                  34
      6.6      Financial Statements                                          35
      6.7      Liabilities and Obligations                                   35
      6.8      Conformity with Law; Litigation                               36
      6.9      No Violations                                                 36
      6.10     Validity of Obligations                                       37
      6.11     CEI Stock                                                     37
      6.12     No Side Agreements                                            37
      6.13     Business;  Real  Property;  Material
               Agreements                                                    37
      6.14     Taxes                                                         37

7.    COVENANTS PRIOR TO CLOSING                                             40
      7.2      Conduct of Business Pending Closing                           42
      7.3      Prohibited Activities                                         42

      7.4      No Shop                                                       44

      7.5      Notice to Bargaining Agents                                   44
      7.6      Agreements                                                    44
      7.7      Notification of Certain Matters                               44
      7.8      Amendment of Schedules                                        45
      7.9      Cooperation  in  Preparation  of
               Registration Statement                                        47
      7.10     Final Financial Statements                                    48

      7.11     Further Assurances                                            48
      7.12     Authorized Capital                                            48

                                       ii
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8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND COMPANY        49
      8.1      Representations and Warranties                                49

      8.2      Performance of Obligations                                    49
      8.3      No Litigation                                                 50
      8.4      Opinion of Counsel                                            50
      8.5      Registration Statement                                        50
      8.6      Consents and Approvals                                        50
      8.7      Good Standing Certificates                                    50
      8.8      No Material Adverse Change                                    50
      8.9      Closing of IPO                                                50
      8.10     Secretary's Certificate                                       51
      8.11     Employment Agreements                                         51
      8.12     Release                                                       51

9.    CONDITIONS PRECEDENT TO OBLIGATIONS OF CEI AND NEWCO                   51
      9.1      Representations and Warranties                                52
      9.2      Performance of Obligation                                     52

      9.3      No Litigation                                                 52
      9.4      Secretary's Certificate                                       52
      9.5      No Material Adverse Change                                    52
      9.6      STOCKHOLDERS' Release                                         53

      9.7      Termination of Related Party Agreements                       53
      9.8      Opinion of Counsel                                            53
      9.9      Consents and Approvals                                        53
      9.10     Good Standing Certificates                                    53
      9.11     Registration Statement                                        54
      9.12     Employment Agreements                                         54
      9.13     Closing of IPO                                                54
      9.14     FIRPTA Certificate                                            54

10.   COVENANTS OF CEI AND THE STOCKHOLDERS AFTER CLOSING                    54
      10.1     Release  From  Guarantees;  Repayment of
               Certain Obligations                                           54
      10.2     Preservation of Tax and Accounting Treatment                  54
      10.3     Preparation and Filing of Tax Returns                         54

      10.4     Directors and Officers.                                       55
      10.5     Preservation of Employee Benefit Plans                        55

11.   INDEMNIFICATION                                                        56

      11.1     General Indemnification by the STOCKHOLDERS                   56
      11.2     Indemnification by CEI                                        57
      11.3     Third Person Claims                                           58

                                       iii

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      11.4     Exclusive Remedy                                              60
      11.5     Limitations on Indemnification                                60

12.   TERMINATION OF AGREEMENT                                               61
      12.1     Termination                                                   61
      12.2     Liabilities in Event of Terminatio                            62

13.   NONCOMPETITION                                                         62
      13.1     Prohibited Activities                                         62
      13.2     Damages                                                       63
      13.3     Reasonable Restraint                                          63
      13.4     Severability; Reformation                                     63
      13.5     Independent Covenant                                          64
      13.6     Materiality                                                   64

14.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION                              64
      14.1     STOCKHOLDERS                                                  64
      14.2     CEI AND NEWCO                                                 65
      14.3     Damages                                                       66
      14.4     Survival                                                      66

15.   TRANSFER RESTRICTIONS                                                  66
      15.1     Transfer Restrictions                                         66

16.   FEDERAL AND STATE SECURITIES ACT REPRESENTATIONS                       67
      16.1     Compliance with Law                                           68
      16.2     Economic Risk; Sophistication                                 68

17.   REGISTRATION RIGHTS                                                    69
      17.1     Piggyback Registration Rights                                 69
      17.2     Demand Registration Rights                                    69
      17.3     Registration Procedures                                       70
      17.4     Underwriting Agreement                                        71
      17.5     Availability of Rule 144                                      71

18.   GENERAL                                                                71
      18.1     Cooperation                                                   71
      18.2     Successors and Assigns                                        72
      18.3     Entire Agreement                                              72
      18.4     Counterparts                                                  72
      18.5     Brokers and Agents                                            72
      18.6     Expenses                                                      72
      18.7     Notices                                                       73

                                       iv

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      18.8     Governing Law                                                 74
      18.9     Exercise of Rights and Remedies                               74
      18.10    Time                                                          74
      18.11    Reformation and Severability                                  74

      18.12    Remedies Cumulative                                           75
      18.13    Captions                                                      75
      18.14    Amendments and Waivers                                        75

      18.15  Survival of Representations and Warranties                      75

ANNEX I     FORM OF ARTICLES OF MERGER

ANNEX II    CERTIFICATE OF INCORPORATION AND BYLAWS OF CEI AND NEWCO

ANNEX III   CONSIDERATION TO BE PAID TO STOCKHOLDERS

ANNEX IV    STOCKHOLDERS AND STOCK OWNERSHIP OF THE COMPANY

ANNEX V     STOCKHOLDERS AND STOCK OWNERSHIP OF CEI

ANNEX VI    FORM OF OPINION OF COUNSEL TO CEI

ANNEX VII    FORM OF OPINION OF COUNSEL TO COMPANY AND STOCKHOLDERS

ANNEX VIII   FORM OF EMPLOYMENT AGREEMENT

                       AGREEMENT AND PLAN OF ORGANIZATION

         THIS AGREEMENT AND PLAN OF ORGANIZATION (the "Agreement") is made as of May 9, 1997, by and among COLLECTIBLES USA, INC., a Delaware corporation
("CEI"), [COMPANY] ACQUISITION CORP., a Delaware corporation ("NEWCO"), [COMPANY], a ___________ corporation (the "COMPANY"), and each of [name stockholders of COMPANY] (the "STOCKHOLDERS"). The STOCKHOLDERS are all the Stockholders of the COMPANY.

         WHEREAS, NEWCO is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on May 5, 1997, solely for the purpose of completing the transactions set forth herein, and is a wholly-owned subsidiary of CEI;

         WHEREAS, the respective Boards of Directors of NEWCO and the COMPANY (which together are hereinafter collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that NEWCO merge with and into the COMPANY pursuant to this Agreement and the applicable provisions of the laws of the State[s] of Delaware [and ____________];

         WHEREAS, CEI is entering into other separate agreements substantially similar to this Agreement (the "Other Agreements"), each of which is entitled "Agreement and Plan of Organization," with each of [name Founding Companies other than COMPANY (collectively, the "Other Founding Companies")], and their respective stockholders in order to acquire additional collectibles retailers (the COMPANY, together with each of the Other Founding Companies, are collectively referred to herein as the "Founding Companies");

         WHEREAS,  this  Agreement,   the  Other  Agreements  and  the  IPO  (as
hereinafter defined) of CEI Stock (as hereinafter defined) constitute the "CEI Plan of Organization;"

         WHEREAS, the Boards of Directors of CEI, NEWCO and each of the Founding Companies have approved and adopted the CEI Plan of Organization as an integrated plan to transfer the capital stock of the Founding Companies to CEI and the cash raised in the IPO of CEI Stock to CEI as a transfer of property under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, in consideration of the agreements of the Other Founding Companies pursuant to the Other Agreements, the STOCKHOLDERS and the Board of Directors of the COMPANY and the stockholders and the boards of directors of each of CEI and NEWCO have approved this Agreement and the transactions contemplated hereby;

         WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined herein shall have the following meanings for all purposes of this Agreement:

                  "Acquired Party" has the meaning set forth in Section 5.22. "Acquisition Companies" means NEWCO and each of the other
         Delaware companies wholly-owned by CEI prior to the Funding and Consummation Date.
                  "Affiliates" has the meaning set forth in Section 5.8. "Agreement" has the meaning set forth in the first paragraph of this Agreement.
                  "A/R Aging Reports" has the meaning set forth in Section 5.11. "Articles of Merger" means those Articles or Certificates of
         Merger with respect to the Merger substantially in the form[s] attached as Annex I hereto or with such changes therein as may be required by applicable state laws.
                  "Balance Sheet Date" has the meaning set forth in Section 5.9. "CEI" has the meaning set forth in the first paragraph of this
         Agreement.
                  "CEI Charter Documents" has the meaning set forth in Section 6.1.
                  "CEI Documents" has the meaning set forth in Section 6.9.
                  "CEI  Financial  Statements"  has the  meaning  set  forth  in
         Section 6.6.
                  "CEI Plan of Organization" has the meaning set forth in the fourth recital of this Agreement.
                  "CEI  Relevant  Group"  has the  meaning  set forth in Section
         6.14.
                  "CEI Stock" means the common stock, par value $.01 per share, of CEI.
                  "Charter Documents" has the meaning set forth in Section 5.1. "Closing" has the meaning set forth in Section 4.


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

                  "Closing Date" has the meaning set forth in Section 4.
                  "Code" has the meaning set forth in the fifth recital of this Agreement.
                  "COMPANY" has the meaning set forth in the first paragraph of this Agreement.
                  "COMPANY  Financial  Statements"  has the meaning set forth in
         Section 5.9.
                  "COMPANY Stock" has the meaning set forth in Section 2.1. "Constituent Corporations" has the meaning set forth in the second recital of this Agreement.
                  "Demand  Registration"  has the  meaning  set forth in Section
         17.2.
                  "Effective Time of the Merger" means the time as of which the Merger becomes effective, which the parties hereto contemplate to occur on the Funding and Consummation Date.
                  "Environmental  Laws" has the  meaning  set  forth in  Section
         5.13.
                  "ERISA" has the meaning set forth in Section 5.19.
                  "Expiration Date" has the meaning set forth in Section 5(A). "Founding Companies" has the meaning set forth in the third recital of this Agreement.
                  "Founding Stockholders" has the meaning set forth in Section 17.1.
                  "Funding and  Consummation  Date" has the meaning set forth in
         Section 4.
                  "Indemnification  Threshold"  has the  meaning  set  forth  in
         Section 11.5.
                  "Indemnified Party" has the meaning set forth in Section 11.3. "Indemnifying Party" has the meaning set forth in Section
         11.3.
                  "Intellectual Property" means all trademarks, service marks, trade dress, trade names, patents and copyrights and any registration or application for any of the foregoing, and any trade secret, invention, process, know-how, computer software, technology systems, product design or product packaging.
                  "IPO" means the initial public offering of CEI Stock pursuant to the Registration Statement.
                  "Material Adverse Effect" has the meaning set forth in Section 5.1.
                  "Material  Documents"  has the  meaning  set forth in  Section
         5.23.

                  "Merger"  means the merger of NEWCO with and into the  COMPANY pursuant to this Agreement and the applicable provisions of the laws of the State of Delaware [and other applicable state laws].
                  "NEWCO" has the meaning  set forth in the first  paragraph  of this Agreement.
                  "NEWCO  Stock"  means the  common  stock,  par value  $.01 per share, of NEWCO.
                  "1934  Act"  means the  Securities  Exchange  Act of 1934,  as amended.
                  "1933 Act" means the Securities Act of 1933, as amended.
                  "Other  Agreements"  has the  meaning  set  forth in the third recital of this Agreement.
                  "Other  Founding  Companies"  has the meaning set forth in the third recital of this Agreement.
                  "Plans" has the meaning set forth in Section 5.19.
                  "Pricing"  means  the  date  of  determination  by CEI and the
         Underwriters of the public offering price of the shares of CEI Stock in the IPO; the parties hereto contemplate that the Pricing shall take place on or immediately prior to the Closing Date.
                  "Qualified Plans" has the meaning set forth in Section 5.20.
                  "Registration   Statement"  means  that  certain  registration
         statement of CEI to be filed on Form S-1 covering the shares of CEI Stock to be issued in the IPO.
                  "Relevant Group" has the meaning set forth in Section 5.22(i).
                  "Restricted  Voting Stock" means the Restricted  Voting Stock, par value $0.01 per share, of CEI.
                  "Returns"  has the  meaning  set  forth at the end of  Section
         5.22.
                  "Schedule" means each Schedule  attached  hereto,  which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.
                  "SEC"  means  the  United  States   Securities   and  Exchange
         Commission.
                  "Statutory Liens" has the meaning set forth in Section 7.3.
                  "STOCKHOLDERS"   has  the  meaning  set  forth  in  the  first
         paragraph of this Agreement.

                  "Surviving Corporation" shall mean the COMPANY as the surviving party in the Merger.
                  "Tax"  or  "Taxes"  has the  meaning  set  forth at the end of
         Section 5.22.
                  "Tax Losses" has the meaning set forth in Section 5.22 (xvi). "Taxing Authority" has the meaning set forth at the end of
         Section 5.22.
                  "Territory" has the meaning set forth in Section 13.1.
                  "Third Person" has the meaning set forth in Section 11.3. "Transfer Taxes" has the meaning set forth in Section 18.6. "Underwriters" means the prospective underwriters in the IPO, as identified in the Registration Statement.
                  "Underwriting Agreement" means the Underwriting Agreement to be dated the Closing Date between the Underwriters and the Company in respect of the IPO.
         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1. THE MERGER

         1.1 DELIVERY AND FILING OF ARTICLES OF MERGER. The Constituent Corporations will cause the Articles of Merger to be signed, verified and filed with the Secretary of State of the State of Delaware [and the Secretary of State of the State of __________] and stamped receipt copies of each such filing to be delivered to CEI on or before the Funding and Consummation Date.

         1.2 EFFECTIVE TIME OF THE MERGER. At the Effective Time of the Merger, NEWCO shall be merged with and into the COMPANY in accordance with the Articles of Merger, the separate existence of NEWCO shall cease and the COMPANY shall be the surviving party in the Merger. The COMPANY is sometimes hereinafter referred to as the Surviving Corporation. The Merger will be effected in a single transaction.

         1.3 CERTIFICATE OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS OF SURVIVING CORPORATION. At the Effective Time of the Merger:

                           (i) the Certificate or Articles of Incorporation of the COMPANY then in effect shall be the Certificate or Articles of Incorporation of the Surviving Corporation until changed as provided by law; (ii) the By-laws of [NEWCO] [the COMPANY] then in effect shall be the By-laws of the Surviving Corporation until amended as provided by law.

                           (ii) the By-laws of [NEWCO] [the COMPANY] then in effect shall be the By-laws of the Surviving Corporation until amended as provided by law.

                           (iii)  the  Board  of  Directors  of  the   Surviving
         Corporation shall consist of the persons who are on the Board of Directors of the COMPANY immediately prior to the Effective Time of the Merger, provided that _______________ shall be elected as a director of the Surviving Corporation effective as of the Effective Time of the Merger; the Board of Directors of the Surviving Corporation shall hold office subject to the provisions of the laws of the State of __________ and of the Certificate of Incorporation and By-laws of the Surviving Corporation; and

                           (iv) the officers of the COMPANY immediately prior to the Effective Time of the Merger shall continue as the officers of the Surviving Corporation in the same capacity or capacities, and effective upon the Effective Time of the Merger _________________ shall be appointed as a vice president of the Surviving Corporation and David L. Yankey shall be appointed as an assistant secretary of the Surviving Corporation, each of such officers to serve, subject to the provisions of the Certificate or Articles of Incorporation and By-laws of the Surviving Corporation, until his or her successor is duly elected and qualified.

         1.4 CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF THE COMPANY, CEI AND NEWCO. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of the COMPANY, CEI and NEWCO as of the date of this Agreement are as follows:

                           (i) as of the date of this Agreement, the authorized and outstanding capital stock of the COMPANY is as set forth on
         Schedule 1.4 hereto;

                           (ii) immediately prior to the Funding and Consummation Date, the authorized capital stock of CEI will consist of 30,000,000 shares of CEI Stock, of which the number of issued and outstanding shares will be set forth in the Registration Statement,
         _____
         shares of Restricted Voting Stock, of which the number of issued and outstanding shares will be set forth in the Registration Statement, and 500,000 shares of preferred stock, $.01 par value, of which no shares will be issued and outstanding; and

                  (iii) as of the date of this Agreement, the authorized capital stock of NEWCO consists of 3,000 shares of NEWCO Stock, of which ten
         (10) shares are issued and outstanding.

         1.5 EFFECT OF MERGER. At the Effective Time of the Merger, the effect of the Merger shall be as provided in the applicable provisions of the General Corporation Law of the State of Delaware (the "Delaware GCL") [and the law of the State of __________]. Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of the COMPANY shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of NEWCO shall be merged with and into the COMPANY, and the COMPANY, as the Surviving Corporation, shall be fully vested therewith. At the Effective Time of the Merger, the separate existence of NEWCO shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all Taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to the COMPANY and NEWCO shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the COMPANY and NEWCO; and the title to any real estate, or interest therein, whether by deed or otherwise, vested in the COMPANY and NEWCO under the laws of the state of incorporation of each thereof, shall not revert or be in any way impaired by reason of the Merger. Except as otherwise provided herein, the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the COMPANY and NEWCO and any claim existing, or action or proceeding pending, by or against the COMPANY or NEWCO may be prosecuted as if the Merger had not taken place, or the

Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of the COMPANY or NEWCO shall be impaired by the Merger, and all debts, liabilities and duties of the COMPANY and NEWCO shall attach to the Surviving Corporation, and may be enforced against such Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

2. CONVERSION OF STOCK

         2.1 MANNER OF CONVERSION. The manner of converting the shares of (i) outstanding capital stock of the COMPANY ("COMPANY Stock") and (ii) NEWCO Stock, issued and outstanding immediately prior to the Effective Time of the Merger, respectively, into shares of (x) CEI Stock and (y) common stock of the Surviving Corporation, respectively, shall be as follows:

         As of the Effective Time of the Merger:

                           (i) all of the shares of COMPANY Stock issued and outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent, with respect to each STOCKHOLDER, (1) the right to receive the number of shares of CEI Stock set forth on Annex III hereto with respect to such STOCKHOLDER and (2) the right to receive the amount of cash set forth on Annex III hereto with respect to such STOCKHOLDER;

                           (ii) all shares of COMPANY Stock that are held by the COMPANY as treasury stock shall be cancelled and retired and no shares of CEI Stock or other consideration shall be delivered or paid in exchange therefor; and

                           (iii)   each   share  of  NEWCO   Stock   issued  and
         outstanding immediately prior to the Effective Time of the Merger, shall, by virtue of the Merger and without any action on the part of CEI, automatically be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation which shall constitute all of the issued and outstanding shares of common stock of the Surviving Corporation immediately after the Effective Time of the Merger.

         All CEI Stock received by the STOCKHOLDERS pursuant to this Agreement shall, except for restrictions on resale or transfer described in Sections 15 and 16 hereof, have the same rights as all the other shares of outstanding CEI Stock by reason of the provisions of the Certificate of Incorporation of CEI or as otherwise provided by the Delaware GCL. All voting rights of such CEI Stock received by the STOCKHOLDERS shall be fully exercisable by the STOCKHOLDERS and the STOCKHOLDERS shall not be deprived nor restricted in exercising those rights. At the Funding and Consummation Date, CEI shall have no class of capital stock issued and outstanding other than the CEI Stock and the Restricted Voting Stock.

3. DELIVERY OF MERGER CONSIDERATION

         3.1 On the Funding and Consummation Date the STOCKHOLDERS, who are the holders of all outstanding certificates representing shares of COMPANY Stock, shall, upon surrender of such certificates, receive (i) the respective number of shares of CEI Stock and (ii) the amount of cash set forth on Annex III hereto with respect to such STOCKHOLDER. The cash payable pursuant to clause (ii) shall be paid by wire transfer to an account designated by each STOCKHOLDER.

         3.2 The STOCKHOLDERS shall deliver in trust to Morgan, Lewis & Bockius LLP, counsel to CEI, at the Closing the certificates representing COMPANY Stock, duly endorsed in blank by the STOCKHOLDERS, or accompanied by stock powers duly endorsed in blank, with signatures guaranteed by a national or state chartered bank or other financial institution, and with all necessary Transfer Tax and other revenue stamps, acquired at the STOCKHOLDERS' expense, affixed and cancelled. The STOCKHOLDERS agree promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such COMPANY Stock or with respect to the stock powers accompanying any COMPANY Stock. Upon consummation of the IPO and the transactions contemplated to occur on the Funding and Consummation Date, all of such certificates shall be deemed released by such counsel to CEI without any further action on the part of such counsel.

4. CLOSING

         At or prior to the Pricing, the parties shall take all actions necessary to prepare to (i) effect the Merger (including, if permitted by applicable state law, the advance filing with the appropriate state authorities of the Articles of Merger, which shall become effective at the Effective Time of the Merger) and (ii) effect the conversion and delivery of shares referred to in
Section 3 hereof; provided, that such actions shall not include the actual completion of the Merger for purposes of this Agreement or the conversion and delivery of the shares and transmission of funds by wire referred to in Section 3 hereof, each of which actions shall only be taken upon the Funding and Consummation Date as herein provided. In the event that there is no Funding and Consummation Date and this Agreement terminates, CEI hereby covenants and agrees to do all things required by Delaware law [and all things which counsel for the COMPANY advise CEI are required by applicable laws of the State of _________] in order to rescind any merger or other actions effected by the advance filing of the Articles of Merger as described in this Section. The taking of the actions described in clauses (i) and (ii) above (the "Closing") shall take place on the closing date (the "Closing Date") at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178. On the Funding and Consummation Date
(x) the Articles of Merger shall be or shall have been filed with the appropriate state authorities so that they shall be or, as of 8:00 a.m. New York City time on the Funding and Consummation Date, shall become effective and the Merger shall thereby be effected, (y) all transactions contemplated by this Agreement, including the conversion and delivery of shares, the transmission of funds by wire in an amount equal to the cash portion of the consideration which the STOCKHOLDERS shall be entitled to receive pursuant to the Merger referred to in Section 3 hereof shall occur and (z) the closing with respect to the IPO shall occur and be deemed to be completed. The date on which the actions described in the preceding clauses (x), (y) and (z) occurs shall be referred to as the "Funding and Consummation Date." During the period from the Closing Date to the Funding and Consummation Date, this Agreement may only be terminated by the parties if the underwriting agreement in respect of the IPO is terminated pursuant to the terms of such underwriting agreement. This Agreement shall in any event terminate if the Funding and Consummation Date has not occurred within 15 business days of the Closing Date. Time is of the essence.

5. REPRESENTATIONS AND WARRANTIES OF COMPANY AND STOCKHOLDERS

         (A) Representations and Warranties of COMPANY and STOCKHOLDERS.

         Each of the COMPANY and the STOCKHOLDERS jointly and severally represent and warrant that all of the following representations and warranties in this Section 5(A) are true at the date of this Agreement and, subject to
Section 7.8 hereof, shall be true at the time of the Closing and the Funding and Consummation Date, and that such representations and warranties shall survive the Funding and Consummation Date for a period of two years (the last day of such period being the "Expiration Date"), except that (i) the representations and warranties set forth in Section 5.22 hereof shall survive until such time as the statute of limitations period has run for all tax periods ended on or prior to the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section 5.22, and (ii) solely for purposes of Section 11.1(iii) hereof and solely to the extent that, in connection with the IPO, CEI actually incurs liability under the 1933 Act, the 1934 Act or any other Federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable statute of limitations period, which shall be deemed to be the Expiration Date for such purposes. For purposes of this Section 5, the term "COMPANY" shall mean and refer to the COMPANY and all of its subsidiaries, if any.

         5.1 DUE ORGANIZATION. The COMPANY is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except
(i) as set forth on Schedule 5.1 or (ii) where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, prospects, properties, assets or condition (financial or otherwise), of the COMPANY taken as a whole (as used herein with respect to the COMPANY, or with respect to any other person, a "Material

Adverse Effect"). Schedule 5.1 sets forth the jurisdiction in which the COMPANY is incorporated and contains a list of all jurisdictions in which the COMPANY is authorized or qualified to do business. True, complete and correct copies of the Certificate or Articles of Incorporation and By-laws, each as amended, of the COMPANY (the "Charter Documents") are all attached to Schedule 5.1. The minute books and stock records of the COMPANY, as heretofore made available to CEI, are correct and complete in all material respects. The most recent minutes of the COMPANY, which are dated no earlier than ten business days prior to the date hereof, affirm and ratify all prior acts of the COMPANY and of its officers and directors on behalf of the COMPANY.

         5.2 AUTHORIZATION. (i) The representatives of the COMPANY executing this Agreement have the authority to enter into and bind the COMPANY to the terms of this Agreement and (ii) the COMPANY has the full corporate right, power and authority to enter into this Agreement and the Merger, subject to any required approval of the shareholders and the Board of Directors of the COMPANY described on Schedule 5.2, certified copies of which are attached thereto.

         5.3 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the COMPANY is as set forth in Section 1.4(i). All of the issued and outstanding shares of capital stock of the COMPANY are owned by the STOCKHOLDERS in the amounts set forth in Annex IV and further, except as set forth on Schedule 5.3, are owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of capital stock of the COMPANY have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the STOCKHOLDERS and were offered, issued, sold and delivered by the COMPANY in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder.

         5.4 TRANSACTIONS IN CAPITAL STOCK: ORGANIZATION ACCOUNTING. Except as set forth on Schedule 5.4, the COMPANY has not acquired any COMPANY Stock since January 1, 1994. Except as set forth on Schedule 5.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the COMPANY to issue any of its authorized but unissued capital stock or its treasury stock; (ii) the COMPANY has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) neither the voting stock structure of the COMPANY nor the relative ownership of shares among any of its respective stockholders has been altered or changed in contemplation of the Merger and/or the CEI Plan of Organization. Schedule 5.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights to acquire shares of the COMPANY's stock and a description of the material terms of such outstanding options, warrants or other rights.

         5.5 NO BONUS SHARES . Except as set forth on Schedule 5.5, none of the shares of COMPANY Stock was issued pursuant to awards, grants or bonuses.

         5.6 SUBSIDIARIES. Schedule 5.6 attached hereto lists the name of each of the COMPANY's subsidiaries and sets forth the number and class of the authorized capital stock of each of the COMPANY's subsidiaries and the number of shares of each of the COMPANY's subsidiaries which are issued and outstanding, all of which shares (except as set forth on Schedule 5.6) are owned beneficially and of record by the COMPANY, free and clear of all liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind. Except as set forth in Schedule 5.6, the COMPANY does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the COMPANY, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         5.7 PREDECESSOR STATUS: ETC. Set forth on Schedule 5.7 is a list of all names of all predecessor companies of the COMPANY, including the names of any entities acquired by the COMPANY (by stock purchase, merger or otherwise) or owned by the COMPANY or from whom the COMPANY previously acquired material assets. Except as disclosed on Schedule 5.7, the COMPANY has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

         5.8 SPIN-OFF BY THE COMPANY. Except as set forth on Schedule 5.8, there has not been any sale, spin-off or split-up of material assets of either the COMPANY or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the COMPANY ("Affiliates") since January 1, 1994.

         5.9 FINANCIAL STATEMENTS. Attached to Schedule 5.9 are copies of the following financial statements of the COMPANY (the "COMPANY Financial Statements"): the COMPANY's audited Consolidated Balance Sheet as of each of
December 31, 1996, 1995 and 1994 and Consolidated Statements of Income, Cash Flows and Retained Earnings for each of the years in the three-year period ended December 31, 1996 (December 31, 1996 being hereinafter referred to as the
"Balance Sheet Date"). Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon or on Schedule 5.9). Except as set forth on Schedule 5.9, such Consolidated Balance Sheets as of December 31, 1996, 1995 and 1994 present fairly the financial position of the COMPANY as of the dates indicated thereon, and such Consolidated Statements of Income, Cash Flows and Retained Earnings present fairly the results of operations and cash flows for the periods indicated thereon.

         5.10 LIABILITIES AND OBLIGATIONS. (a) The COMPANY has delivered to CEI an accurate list (which is set forth on Schedule 5.10) as of the Balance Sheet Date of (i) all liabilities of the COMPANY which are not reflected on the balance sheet of the COMPANY at the Balance Sheet Date or otherwise reflected in the COMPANY Financial Statements at the Balance Sheet Date, (ii) any material liabilities of the COMPANY (including but not limited to all liabilities in excess of $10,000) and (iii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements to which the COMPANY is a party. Except as set forth on Schedule 5.10, since the Balance Sheet Date, the COMPANY has not incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business.

         (b) The COMPANY has also set forth on Schedule 5.10, in the case of those contingent liabilities related to pending or threatened litigation, or other liabilities which are not fixed or are being contested, the following information:

               (i) a summary description of the liability together with the following:

                    (a) copies of all relevant documentation relating thereto;

                    (b) amounts  claimed and any other action or relief  sought;
                    and

                    (c) name of claimant and all other parties to the claim, suit or proceeding;

               (ii) the name of each court or agency  before  which such  claim, suit or proceeding is pending;

               (iii) the date such claim, suit or proceeding was instituted; and

               (iv) a good faith and reasonable  estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero.

         5.11 ACCOUNTS AND NOTES RECIEVABLE. The COMPANY has delivered to CEI an accurate list (which is set forth on Schedule 5.11) of the accounts and notes receivable of the COMPANY, as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees and the STOCKHOLDERS. Within ten (10) days prior to Closing, the COMPANY shall provide CEI (x) an accurate list of all outstanding receivables obtained subsequent to the Balance Sheet Date and (y) an aging of all such accounts and notes receivable showing amounts due in 30 day aging categories (the "A/R Aging Reports"). Except to the extent reflected on Schedule 5.11 or as disclosed by the COMPANY to CEI in a writing accompanying the A/R Aging Reports, as the case may be, the accounts, notes and other receivables shown on Schedule 5.11 and on the A/R Aging Reports are and shall be, and the COMPANY has no reason to believe that any such account receivable is not or shall not be, collectible in the amounts shown (in the case of the accounts and notes receivable set forth on Schedule 5.11, net of reserves reflected in the Balance Sheet or in the A/R Aging Reports).

         5.12 INTELLECTUAL PROPERTY; PERMITS AND INTANGIBLES. (a) The COMPANY owns or has a valid license to use all Intellectual Property used in connection with its business, the absence of any of which is reasonably likely to have a Material Adverse Effect, and the COMPANY has delivered to CEI an accurate list (which is set forth on Schedule 5.12(a)) of all Intellectual Property owned or used by the COMPANY. Except as set forth on Schedule 5.12(a), each item of Intellectual Property owned by the COMPANY is owned free and clear of all Liens and each other item of Intellectual Property used by the Company is licensed to the Company pursuant to a license agreement that is valid and in full force and effect. Except as set forth on Schedule 5.12(a), all right, title and interest in and to each item of Intellectual Property is owned by the COMPANY and is not subject to any license, royalty arrangement or pending or threatened claim or dispute. None of the Intellectual Property owned or, to the COMPANY's knowledge, none of the Intellectual Property used by the COMPANY nor any product sold by the COMPANY, infringes any Intellectual Property right of any other entity and, to the COMPANY's knowledge, no Intellectual Property owned by the COMPANY is infringed upon by any other entity.

         (b) The COMPANY holds all licenses, franchises, permits and other governmental authorizations the absence of any of which could have a Material Adverse Effect and the COMPANY has delivered to CEI an accurate list and summary description (which is set forth on Schedule 5.12(b)) of all such licenses, franchises, permits and other governmental authorizations, including permits, titles, licenses, franchises and certificates (it being understood and agreed that a list of all environmental permits and other environmental approvals is set forth on Schedule 5.13). To the knowledge of the COMPANY, the licenses, franchises, permits and other governmental authorizations listed on Schedules 5.12(b) and 5.13 are valid, and the COMPANY has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The COMPANY has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the licenses, franchises, permits and other governmental authorizations listed on Schedules 5.12(b) and
5.13 and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect.

         Except as specifically provided in Schedule 5.12(a) or 5.12(b), the transactions contemplated by this Agreement will not result in the infringement by the COMPANY of any Intellectual Property right of any other entity or the infringement of any Intellectual Property listed on Schedule 5.12(a), or result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the COMPANY by, any licenses, franchises, permits or government authorizations listed on Schedule 5.12(b) or Schedule 5.13.

         5.13 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 5.13, (i) the COMPANY has complied with and is in compliance with all Federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to it or any of its properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances including petroleum and petroleum products (as such terms are defined in any applicable Environmental Law); (ii) the COMPANY has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances, a list of all of which permits and approvals is set forth on
Schedule 5.13, and has reported to the appropriate authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by the COMPANY where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (iii) there have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by the COMPANY except as permitted by Environmental Laws; (iv) the COMPANY knows of no on-site or off-site location to which the COMPANY has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any Federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the COMPANY, CEI or NEWCO for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability

Act of 1980, as amended; and (v) the COMPANY has no contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

         5.14 PERSONAL PROPERTY. The COMPANY has delivered to CEI an accurate list (which is set forth on Schedule 5.14) of (x) all personal property included in "depreciable plant, property and equipment" (or similarly named line item) on the balance sheet of the COMPANY as of the Balance Sheet Date or that will be included on any balance sheet of the COMPANY prepared after the Balance Sheet Date, (y) all other personal property owned by the COMPANY with a value individually in excess of $10,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (z) all leases and agreements in respect of personal property, including, in the case of clause (z), a schedule of the capital costs of all such assets which are subject to capital leases and true, complete and correct copies of all such leases and agreements and, in the case of clauses (x) and (y), an indication as to which of those assets are currently owned, or were formerly owned, by STOCKHOLDERS or Affiliates of the COMPANY or STOCKHOLDERS. Except as set forth on Schedule 5.14, (i) all personal property used by the COMPANY in its business is either owned by the COMPANY or leased by the COMPANY pursuant to a lease included on Schedule 5.14, (ii) all of the personal property listed on Schedule 5.14 is in good working order and condition, ordinary wear and tear excepted, and (iii) all leases and agreements included on Schedule 5.14 are in full force and effect and constitute valid and binding agreements of the COMPANY, and, to the COMPANY'S knowledge, of the parties (and their successors) thereto in accordance with their respective terms.

         5.15 SIGNIFICANT CUSTOMER; MATERIAL CONTRACTS AND COMMITMENTS. The COMPANY has delivered to CEI an accurate list (which is set forth on Schedule 5.15) of (i) all significant customers, it being understood and agreed that a "significant customer," for purposes of this Section 5.15, means a customer (or person or entity) representing 5% or more of the COMPANY's revenues for the year ending on the Balance Sheet Date. Except to the extent set forth on Schedule 5.15, none of the COMPANY's significant customers have cancelled or substantially reduced or, to the knowledge of the COMPANY, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the COMPANY.

         The COMPANY has listed on Schedule 5.15 all material contracts, commitments and similar agreements to which the COMPANY is a party or by which it or any of its properties are bound (including, but not limited to, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land), other than contracts, commitments and agreements otherwise listed on Schedule 5.10, 5.14, 5.16, 5.18 or 5.19 (a) in existence as of the Balance Sheet Date and
(b) entered into since the Balance Sheet Date, and in each case has delivered true, complete and correct copies of such agreements to CEI. The COMPANY has complied with all material commitments and obligations pertaining to it, and is not in default under any contracts or agreements listed on Schedule 5.15, and no notice of default under any such contract or agreement has been received. The COMPANY has also indicated on Schedule 5.15 a summary description of all plans or projects involving the opening of new operations, expansion of existing operations or the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $25,000 by the COMPANY.

         5.16 REAL PROPERTY. Schedule 5.16(a) includes a list of all real property owned by the COMPANY (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date, and all other real property, if any, used by the COMPANY in the conduct of its business. The COMPANY has good and insurable title to the real property owned by it, including that reflected on Schedules 5.14 and 5.16, subject to no mortgage, pledge, lien, conditional sale agreement, encumbrance or charge, except for:

                    (i) liens  reflected  on  Schedule  5.10 or 5.15 as securing specified liabilities (with respect to which no default by the COMPANY exists);

                    (ii) liens for  current  taxes not yet due and  payable  and assessments not in default;

                    (iii) easements for utilities serving the property only; and

                    (iv)  easements,   covenants  and   restrictions  and  other
               exceptions to title shown of

               record  in  the  office  of  the  County   Clerks  in  which  the
               properties, assets and leasehold estates are located which do not adversely affect the current use of the property.

Attached to Schedule 5.16(a) are true, complete and correct copies of all title reports and title insurance policies currently in possession of the COMPANY with respect to real property owned by the COMPANY.

         Schedule 5.16(b) includes an accurate list of real property leased by the COMPANY and an indication as to which such properties, if any, are currently owned, or were formerly owned, by STOCKHOLDERS or Affiliates of the COMPANY or STOCKHOLDERS, and attached to Schedule 5.16(b) are true, complete and correct copies of all leases and agreements in respect of such real property leased by the COMPANY. Except as set forth on Schedule 5.16(b), all of such leases included on Schedule 5.16(b) are in full force and effect and constitute valid and binding agreements of the COMPANY and, to the COMPANY'S knowledge, of the parties (and their successors) thereto in accordance with their respective terms.

         5.17 INSURANCE. Set forth on and attached to Schedule 5.17 are (i) an accurate list as of the Balance Sheet Date of all insurance policies carried by the COMPANY, (ii) an accurate list of all insurance loss runs and workers' compensation claims received for the past three (3) policy years and (iii) true, complete and correct copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance that the COMPANY is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. All of such insurance policies are currently in full force and effect and shall remain in full force and effect through the Funding and Consummation Date. No insurance carried by the COMPANY has ever been cancelled by the insurer and the COMPANY has never been denied coverage.

         5.18 COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS. The COMPANY has delivered to CEI an accurate list (which is set forth on Schedule 5.18) showing all officers, directors and key employees of the COMPANY, listing all employment agreements with such officers, directors and key employees and the annual rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons (i) for the year ended on the Balance Sheet Date and (ii) for 1997. The COMPANY has provided to CEI true, complete and correct copies of any employment agreements for persons listed on Schedule 5.18. Since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

         Except as set forth on Schedule 5.18, (i) the COMPANY is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union, (ii) no employees of the COMPANY are represented by any labor union or covered by any collective bargaining agreement, (iii) no campaign to establish such representation is in progress and (iv) there is no pending or, to the COMPANY's knowledge, threatened labor dispute involving the COMPANY and any group of its employees nor has the COMPANY experienced any labor interruptions over the past three years. The COMPANY believes its relationship with employees to be good.

         5.19 EMPLOYEE PLANS. The STOCKHOLDERS have delivered to CEI an accurate schedule (which is set forth on Schedule 5.19) showing all employee benefit plans of COMPANY, including all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, and deferred compensation agreements, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. Except for the employee benefit plans, if any, described on Schedule 5.19, COMPANY does not sponsor, maintain or contribute to any plan program, fund or arrangement that constitutes an "employee pension benefit plan," nor has COMPANY any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA. The COMPANY has not sponsored, maintained or contributed to any employee pension benefit plan other than the plans set forth on Schedule 5.19, nor is the COMPANY required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions or employment of any of COMPANY's employees.

         The COMPANY is not now, nor can it as a result of its past activities become, liable to the Pension Benefit Guaranty Corporation or to any multiemployer employee pension benefit plan under the provisions of Title IV of ERISA.

         All employee benefit plans listed on Schedule 5.19 and the administration thereof are in substantial compliance with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations.

         All accrued contribution obligations of COMPANY with respect to any plan listed on Schedule 5.19 have either been fulfilled in their entirety or are fully reflected on the balance sheet of the COMPANY as of the Balance Sheet Date.

         5.20 COMPLIANCE WITH ERISA. All such plans listed on Schedule 5.19 that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are, and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 5.19 hereof. Except as disclosed on Schedule 5.19, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 5.19 hereof. Neither STOCKHOLDERS, nor any plan listed in Schedule 5.19, nor COMPANY has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No such Plan listed in Schedule 5.19 has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; and COMPANY has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation. The STOCKHOLDERS further represent that:

               (i) there have been no terminations, partial terminations or discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

               (ii) no such plan listed in Schedule 5.19 subject to the provisions of Title IV of ERISA has been terminated;

                  (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed in Schedule 5.19;

               (iv) COMPANY has not incurred liability under Section 4062 of ERISA; and

               (v) No circumstances exist pursuant to which the COMPANY could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than the COMPANY that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes the COMPANY;

         5.21 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on
Schedule 5.21 or 5.13, the COMPANY is not in violation of any law or regulation which violation would have a Material Adverse Effect, or of any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them; and except to the extent set forth on Schedule 5.21, 5.10 or 5.13, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the COMPANY, threatened, against or affecting the COMPANY, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. The COMPANY has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations, including all such permits, licenses, orders and other governmental approvals set forth on Schedules 5.12 and 5.13, and is not in violation of any of the foregoing.

                  5.22 TAXES.   Except as set forth on Schedule 5.22:

               (i) All Returns required to have been filed by or with respect to the COMPANY and any affiliated, combined, consolidated, unitary or similar group of which the COMPANY is or was a member (a "Relevant Group") with any Taxing Authority have been duly filed, and each such Return correctly and completely reflects the Tax liability and all other information required to be reported thereon. All Taxes (whether or not shown on any Return) owed by the COMPANY, any subsidiary and any member of a Relevant Group (individually, the "Acquired Party" and collectively, the "Acquired Parties") have been paid.

               (ii) To the knowledge of the COMPANY and the STOCKHOLDERS, the provisions for Taxes to be paid by the COMPANY and any subsidiaries (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the COMPANY Financial Statements are sufficient for all unpaid Taxes, being current taxes not yet due and payable, of such Acquired Party.

               (iii) No Acquired Party is a party to any agreement extending the time within which to file any Return. No claim has ever been made by any Taxing Authority in a jurisdiction in which an Acquired Party does not file Returns that it is or may be subject to taxation by that jurisdiction.

               (iv) Each Acquired Party has withheld and paid all applicable Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

               (v) No Acquired Party expects any Taxing Authority to assess any additional Taxes against or in respect of it for any past period. There is no dispute or claim concerning any Tax liability of any Acquired Party either (i) claimed or raised by any Taxing Authority or
          (ii) otherwise known to any Acquired Party. No issues have been raised in any examination by any Taxing Authority with respect to any Acquired Party which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Schedule 5.22(v) attached hereto lists all federal, state, local and foreign income Tax Returns filed by or with respect to any Acquired Party for all taxable periods ended on or after January 1, 1991, indicates those Returns, if any, that have been audited, and indicates those Returns that currently are the subject of audit. Each Acquired Party has delivered to CEI complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, such Acquired Party since January 1, 1991.

               (vi) No Acquired Party has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

               (vii) No Acquired Party has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible under Section 280G of the Code.

               (viii) No Acquired Party is a party to any Tax allocation or sharing agreement.

               (ix) None of the assets of any Acquired Party constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code. No Acquired Party is a party to any "safe harbor lease" that is subject to the provisions of
          Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

               (x) No Acquired Party is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of any Acquired Party is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

               (xi) No Acquired Party is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

               (xii) There are no accounting method changes or proposed or threatened accounting method changes, of any Acquired Party that could give rise to an adjustment under Section 481 of the Code for periods after the Funding and Consummation Date.

               (xiii) No Acquired Party has received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

               (xiv) Each  Acquired  Party has  disclosed  (in  accordance  with
          Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of
          Section 6662(d) of the Code.

               (xv) No Acquired Party has any liability for Taxes of any person other than such Acquired Party (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or
          (iv) otherwise.

               (xvi) There currently are no limitations on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of any Acquired Party (collectively, the "Tax Losses") under (i) Section 382 of the Code, (ii) Section 383 of the Code, (iii) Section 384 of the Code, (iv) Section 269 of the Code, (v)
          Section 1.1502-15 and Section 1.1502-15A of the Treasury  regulations,
          (vi) Section 1.1502-21 and Section 1.1502-21A of the Treasury regulations or (vii) Sections 1.1502-91 through 1.1502-99 of the Treasury regulations, in each case as in effect both prior to and following the Tax Reform Act of 1986.

               (xvii) At the Balance Sheet Date, the Acquired Parties had aggregate Tax Losses for federal income Tax purposes as described on
          Schedule 5.22(xvii) attached hereto.

               (xviii)  The COMPANY is not an  investment  company as defined in
          Section 351(e)(1) of the Code.

               (xix) The fair market value of the assets of the COMPANY exceeds the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

               (xx) The COMPANY is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 351(e)(2) of the Code.

               For purposes of this Section 5.22, the following definitions shall apply:
                  "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax with any Taxing Authority or governmental agency.

                  "Tax" or "Taxes" means all Federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

                  "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having jurisdiction with respect to any Tax.

         5.23 NO VIOLATIONS. The COMPANY is not in violation of any Charter Document. Except as set forth on Schedule 5.23, neither the COMPANY nor, to the knowledge of the COMPANY or the STOCKHOLDERS, any other party thereto, is in default under any lease, instrument, agreement, license, or permit set forth on
Schedule  5.12,  5.13,  5.14,  5.15,  5.16,  5.18 or 5.19 or any other  material agreement to which it is a party or by which its properties are bound (the "Material Documents"); and, except as set forth on Schedule 5.23, (a) the rights and benefits of the COMPANY under the Material Documents will not be adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance by the COMPANY and the STOCKHOLDERS of their obligations hereunder and the consummation by the COMPANY and the STOCKHOLDERS of the transactions contemplated hereby will not result in any violation or breach of, or constitute a default under, any of the terms or provisions of the Material Documents or the Charter Documents. Except as set forth on Schedule 5.23, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit. Except as set forth on Schedule 5.23, none of the Material Documents prohibits the use or publication by the COMPANY, CEI or NEWCO of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts the COMPANY from freely providing services to any other customer or potential customer of the COMPANY, CEI, NEWCO or any Other Founding Company.

         5.24  GOVERNMENT  CONTRACTS.  Except as set forth on Schedule 5.24, the
COMPANY  is  not  a  party  to  any  governmental   contract  subject  to  price
redetermination or renegotiation.

         5.25 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth on Schedule 5.25, there has not been:

               (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of the COMPANY;

               (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the COMPANY;

               (iii) any change in the authorized capital of the COMPANY or the outstanding securities issued by the Company or any change in the classes, preferences or other rights defining the ownership interests in the Company or any grant or issuance of any options, warrants, calls, conversion rights or commitments;

               (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the COMPANY;

               (v) any increase in the compensation, bonus, sales commissions or fees payable or to become payable by the COMPANY to any of its officers, directors, STOCKHOLDERS, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

               (vi) any work interruptions, labor grievances or claims filed, or
          any  event  or  condition  of  any  character,   materially  adversely
          affecting the business of the COMPANY;

               (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the COMPANY to any person, including, without limitation, the STOCKHOLDERS and their affiliates;

               (viii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the COMPANY, including, without limitation, any indebtedness or obligation of any STOCKHOLDERS or any affiliate thereof;

               (ix) any plan, agreement or arrangement granting any preferential right to purchase or acquire any interest in any of the assets, property or rights of the COMPANY or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

               (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the COMPANY's business;

               (xi) any waiver of any material rights or claims of the COMPANY, provided that the COMPANY may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included on Schedule 5.11 unless specifically listed thereon;

               (xii) any material breach, amendment or termination of any contract, agreement, license, permit or other right to which the COMPANY is a party or as to which it is a beneficiary;

               (xiii) any transaction by the COMPANY outside the ordinary course of its respective businesses;

               (xiv) any cancellation or termination of a material contract with a customer or client prior to the scheduled termination date;

               (xv) any other distribution of property or assets by the COMPANY; or

               (xvi) any other activity prohibited by Section 7.3 that is not specifically included in this Section 5.25.

         5.26 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. The COMPANY has delivered to CEI an accurate schedule (which is set forth on Schedule 5.26) as of the date of this Agreement of:

               (i) the name of each financial institution in which the COMPANY has accounts or safe deposit boxes;

               (ii) the names in which the accounts or boxes are held;

               (iii) the type of account and account number; and

               (iv) the name of each person authorized to draw thereon or have access thereto.

Schedule 5.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the COMPANY and a description of the terms of such power of attorney.

         5.27 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by the COMPANY and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the COMPANY and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the COMPANY.

         5.28 RELATIONS WITH GOVERNMENTS. The COMPANY has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause the COMPANY to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

         5.29 DISCLOSURE. (a) This Agreement, including the schedules hereto, together with the completed Directors and Officers Questionnaires and Registration Statement Questionnaires attached hereto as Schedule 5.29 and all other documents and information made available to CEI and its representatives in writing pursuant hereto or thereto, fairly present the business and operations of the COMPANY for the time periods with respect to which such information was requested. The COMPANY'S rights under the documents delivered pursuant hereto would not be materially adversely affected by, and no statement made herein would be rendered untrue in any material respect by, any other document to which the COMPANY is a party, or to which its properties are subject, or by any other fact or circumstance regarding the COMPANY (which fact or circumstance was, or should reasonably, after due inquiry, have been known to the COMPANY) that is not disclosed pursuant hereto or thereto. If, prior to the 25th day after the date of the final prospectus of CEI utilized in connection with the IPO, the COMPANY or the STOCKHOLDERS become aware of any fact or circumstance which would change (or, if after the Funding and Consummation Date, would have changed) a representation or warranty of COMPANY or STOCKHOLDERS in this Agreement or would affect any document delivered pursuant hereto in any material respect, the COMPANY and the STOCKHOLDERS shall immediately give notice of such fact or circumstance to CEI. However, subject to the provisions of Section 7.8, such notification shall not relieve either the COMPANY or the STOCKHOLDERS of their respective obligations under this Agreement, and, subject to the provisions of Section 7.8, at the sole option of CEI, the truth and accuracy of any and all warranties and representations of the COMPANY, or on behalf of the COMPANY and of the STOCKHOLDERS at the date of this Agreement and on the Closing Date and on the Funding and Consummation Date, shall be a precondition to the consummation of this transaction.

                           (b) The COMPANY and the STOCKHOLDERS  acknowledge and
agree (i) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that a Registration Statement will become effective or that the IPO pursuant thereto will occur at a particular price or within a particular range of prices or occur at all; (ii) that neither CEI or any of its officers, directors, agents or representatives nor any Underwriter shall have any liability to the COMPANY, the STOCKHOLDERS or any other person affiliated or associated with the COMPANY for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (iii) that the decision of the STOCKHOLDERS to enter into this Agreement, or to vote in favor of or consent to the proposed Merger, has been or will be made independent of, and without reliance upon, any statements, opinions or other communications, or due diligence investigations which have been or will be made or performed by any prospective Underwriter, relative to CEI or the prospective IPO.

         5.30 PROHIBITED ACTIVITES. Except as set forth on Schedule 5.30, the COMPANY has not, between the Balance Sheet Date and the date hereof, taken any of the actions (Prohibited Activities) set forth in Section 7.3.

         (B)      REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

         Each   STOCKHOLDER   severally   represents   and  warrants   that  the
representations and warranties set forth below are true as of the date of this Agreement and, subject to Section

7.8 hereof, shall be true at the time of the Closing and on the Funding and Consummation Date, and that the representations and warranties set forth in Sections 5.31, 5.32 and 5.33 shall survive until the second anniversary of the Funding and Consummation Date, which shall be deemed to be the Expiration Date for purposes of those Sections.

         5.31 AUTHORITY; OWNERSHIP. Such STOCKHOLDER has the full legal right, power and authority to enter into this Agreement. Such STOCKHOLDER owns beneficially and of record all of the shares of the COMPANY stock identified on Annex IV as being owned by such STOCKHOLDER, and, except as set forth on
Schedule 5.31, such COMPANY Stock is owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind.

         5.32 PREEMPTIVE RIGHTS. Such STOCKHOLDER does not have, or hereby waives, any preemptive or other right to acquire shares of COMPANY Stock or CEI Stock that such STOCKHOLDER has or may have had other than rights of any STOCKHOLDER to acquire CEI Stock pursuant to (i) this Agreement or (ii) any option granted by CEI.

         5.33 NO INTENTION TO DISPOSE OF CEI STOCK. No STOCKHOLDER has any current plan or intention, or is under any binding commitment or contract, to sell, exchange or otherwise dispose of shares of CEI Stock received pursuant to
Section 3.1.

         5.34 TRANSACTIONS WITH DIRECTORS OFFICERS AND AFFILIATES. Except as listed on Schedule 5.34 annexed hereto, there have been no transactions since January 1, 1992 between the COMPANY and any of its directors, officers, stockholders or affiliates or any of their Family Members (as defined below) involving $60,000 or more. Each transaction set forth on Schedule 5.34 has been on reasonable commercial terms which could have been obtained at the time from bona fide third parties. To the best knowledge of the COMPANY, since January 1, 1992, none of the officers or directors of the COMPANY or any spouse or Family Member (as defined below) of any of such persons, has been a director, officer or consultant of, or owns directly or indirectly any interest in, any firm, corporation, association or business enterprise which during such period has been a significant supplier, customer or sales agent of the COMPANY or has competed with or been engaged in any business of the kind being conducted by the COMPANY except as disclosed on Schedule 5.34 annexed hereto. Except as disclosed on Schedule 5.34, no

Family Member (as defined below) of any STOCKHOLDER, officer or director of the COMPANY is currently an employee or consultant receiving payments from the COMPANY or otherwise on the payroll of the COMPANY or has any material claim whatsoever against or owes any amount to the COMPANY, except for claims in the ordinary course of business such as for accrued vacation pay and accrued benefits under employee benefit plans. "Family Member" shall mean all relatives and their spouses in a relationship of first cousins or closer.

6. REPRESENTATIONS OF CEI AND NEWCO

         CEI and NEWCO jointly and severally represent and warrant that all of the following representations and warranties in this Section 6 are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of the Closing and the Funding and Consummation Date, and that such representations and warranties shall survive the Funding and Consummation Date for a period of two years (the last day of such period being the "Expiration Date"), except that (i) the warranties and representations set forth in Section
6.14 hereof shall survive until such time as the limitations period has run for all tax periods ended on or prior to the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section 6.14 and (ii) solely for purposes of Section 11.2(iv) hereof, and solely to the extent that in connection with the IPO, CEI actually incurs liability under the 1933 Act, the 1934 Act or any other Federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes.

         6.1 DUE ORGANIZATION. CEI and NEWCO are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and are duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on their respective business in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and By-laws, each as amended, of CEI and NEWCO (the "CEI Charter Documents") are all attached hereto as Annex II.

         6.2 AUTHORIZATION. (i) The respective representatives of CEI and NEWCO executing this Agreement have the authority to enter into and bind CEI and NEWCO to the terms of this Agreement and (ii) CEI and NEWCO have the full corporate right, power and authority to enter into this Agreement and the Merger.

         6.3 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of CEI and NEWCO is as set forth in Sections 1.4(ii) and (iii), respectively. All of the issued and outstanding shares of the capital stock of NEWCO are owned by CEI and all of the issued and outstanding shares of the capital stock of CEI are owned by the persons set forth on Annex V hereof, in each case, free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of CEI and NEWCO have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by CEI and the persons set forth on Annex V, respectively, and further, such shares were offered, issued, sold and delivered by CEI and NEWCO in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder of CEI or NEWCO.

         6.4 TRANSACTIONS IN CAPITAL STOCK, ORGANIZATION ACCOUNTING. Except as set forth on Schedule 6.4 of this Agreement, and as set forth in the Registration Statement, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates CEI or NEWCO to issue any of its authorized but unissued capital stock or its treasury stock; and (ii) neither CEI nor NEWCO has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 6.4 also includes complete and accurate copies of all stock option or stock purchase plans of CEI and NEWCO, including a list, accurate as of the date hereof, of all outstanding options, warrants or other rights to acquire shares of their respective capital stock.

         6.5 SUBSIDIARIES. NEWCO has no subsidiaries. CEI has no subsidiaries except for NEWCO and each of the companies identified as "NEWCO" in each of the Other Agreements. Except as set forth in the preceding sentence, neither CEI nor NEWCO owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is CEI or NEWCO, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         6.6 FINANCIAL STATEMENTS. (a) Attached hereto as Schedule 6.6(a) are copies of the following financial statements of CEI (the "CEI Financial Statements"), which reflect the results of its operations from inception: CEI's audited Balance Sheet as of December 31, 1996 and Statements of Income, Cash Flows and Retained Earnings for the period from inception through December 31, 1996. Such CEI Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon or on Schedule 6.6(a)). Except as set forth on Schedule 6.6(a), such Balance Sheets as of December 31, 1996 present fairly the financial position of CEI as of such date, and such Statements of Income, Cash Flows and Retained Earnings present fairly the results of operations for the period indicated.

         (b) Attached hereto as Schedule 6.6(b) are copies of the following unaudited pro forma combined financial statements for CEI and the Founding Companies (the "Pro Forma Financial Statements"): combined Balance Sheets as of December 31, 1995 and December 31, 1996 and Statements of Income, Cash Flows and Retained Earnings for the years ended December 31, 1994, 1995 and 1996. Such Pro Forma Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated (except as noted thereon or on Schedule 6.6(b)). Except as set forth on Schedule 6.6(b), such Balance Sheets, as of the dates thereof, present fairly the financial position of CEI and the Founding Companies, and such Statements of Income, Cash Flows and Retained Earnings present fairly the results of operations for the periods indicated.

         6.7 LIABILITIES AND OBLIGATIONS. Except as set forth on Schedule 6.7, CEI and NEWCO have no material liabilities, contingent or otherwise, except as set forth in or contemplated by this Agreement and the Other Agreements and except for fees and expenses incurred in connection with the transactions contemplated hereby and thereby.

         6.8 CONFORMITY WITH LAW; LITIGATION.  Except to the extent set forth on
Schedule 6.8, neither CEI nor NEWCO is in violation of any law or regulation which violation would have a Material Adverse Effect, or of any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them; and except to the extent set forth in Schedule 6.8, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of CEI or NEWCO, threatened, against or affecting CEI or NEWCO, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. CEI and NEWCO have conducted and are conducting their respective businesses in compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and are not in violation of any of the foregoing.

         6.9 NO VIOLATION. Neither CEI nor NEWCO is in violation of any CEI Charter Document. None of CEI, NEWCO, or, to the knowledge of CEI and NEWCO, any other party thereto, is in default under any lease, instrument, agreement, license, or permit to which CEI or NEWCO is a party, or by which CEI or NEWCO, or any of their respective properties, are bound (collectively, the "CEI Documents"); and (a) the rights and benefits of CEI and NEWCO under the CEI Documents will not be adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of CEI's and NEWCO's obligations hereunder and the consummation by them of the transactions contemplated hereby will not result in any violation or breach or constitute a default under, any of the terms or provisions of the CEI Documents or the CEI Charter Documents. Except as set forth on Schedule 6.9, none of the CEI Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and the consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit of CEI or NEWCO.

         6.10 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by CEI and NEWCO and the performance by them of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of CEI and NEWCO and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of CEI and NEWCO.

         6.11 CEI STOCK. At the time of issuance thereof, the CEI Stock to be delivered to the STOCKHOLDERS pursuant to this Agreement will constitute valid and legally issued shares of CEI, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Sections 15 and 16 hereof, will be identical in all material and substantive respects to the CEI Stock issued and outstanding as of the date hereof by reason of the provisions of the Delaware GCL. The shares of CEI Stock to be issued to the STOCKHOLDERS pursuant to this Agreement will not be registered under the 1933 Act, except as provided in Section 17 hereof.

         6.12 NO SIDE AGREEMENTS. Except with respect to the Schedules and the merger consideration payable at the Effective Time of the Merger, the Other Agreements are substantially identical to this Agreement in all material respects. Neither CEI nor NEWCO has entered or will enter into any agreement with any of the Founding Companies or any of the stockholders of the Founding Companies or CEI other than the Other Agreements and the agreements contemplated by each of the Other Agreements, including the employment agreements referred to therein.

         6.13 BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS. Neither CEI nor NEWCO has conducted any operations or business since inception other than activities related to the CEI Plan of Organization. Neither CEI nor NEWCO owns or has at any time owned any real property or any material personal property or is a party to any other agreement, except as listed on Schedule 6.13 and except that CEI is a party to the Other Agreements and the agreements contemplated thereby and to certain agreements which will be filed as Exhibits to the Registration Statement.

         6.14 TAXES. NEWCO is a newly formed entity which has no tax or operational history. Except as set forth on Schedule 6.14:

               (i) All Returns required to have been filed by or with respect to CEI and any affiliated, combined, consolidated, unitary or similar group of which CEI is or was a member (a "CEI Relevant Group") with any Taxing Authority have been duly filed, and each such Return correctly and completely reflects the Tax liability and all other information required to be reported thereon. All Taxes (whether or not shown on any Return) owed by the CEI Relevant Group have been paid.

               (ii) The provisions for Taxes due by CEI and any subsidiaries (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the CEI Financial Statements are sufficient for all unpaid Taxes, being current taxes not yet due and payable, of the CEI Relevant Group.

               (iii) No corporation in the CEI Relevant Group is a party to any agreement extending the time within which to file any Return. No claim has ever been made by any Taxing Authority in a jurisdiction in which a corporation in the CEI Relevant Group does not file Returns that it is or may be subject to taxation by that jurisdiction.

               (iv) Each corporation in the CEI Relevant Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

               (v) No corporation in the CEI Relevant Group expects any Taxing Authority to assess any additional Taxes against or in respect of it for any past period. There is no dispute or claim concerning any Tax liability of any corporation in the CEI Relevant Group either (i) Claimed or raised by any Taxing Authority or (ii) otherwise known to any corporation in the CEI Relevant Group. No issues have been raised in any examination by any Taxing Authority with respect to any corporation in the CEI Relevant Group which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Schedule 6.14(v) attached hereto lists all federal, state, local and foreign income Tax Returns filed by or with respect to any corporation in the CEI Relevant Group for all taxable periods, indicates those Returns, if any, that have been audited, and indicates those Returns that currently are the subject of audit. Each corporation in the CEI Relevant Group will make available to the STOCKHOLDERS, at their request, complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, CEI.

               (vi) No corporation in the CEI Relevant Group has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

               (vii) No corporation in the CEI Relevant Group has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible under Section 280G the Code.

               (viii) No corporation in the CEI Relevant Group is a party to any Tax allocation or sharing agreement.

               (ix) None of the assets of any corporation in the CEI Relevant Group constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code. No corporation in the CEI Relevant Group is a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

               (x) No corporation in the CEI Relevant Group is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of any corporation in the CEI Relevant Group is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

               (xi) No corporation in the CEI Relevant Group is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

               (xii) There are no accounting method changes or proposed or threatened accounting method changes, of any corporation in the CEI Relevant Group that could give rise to an adjustment under Section 481 of the Code for periods after the Funding and Consummation Date.

               (xiii) No corporation in the CEI Relevant Group has received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

               (xiv) Each  corporation  in the CEI Relevant  Group has disclosed
          (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662(d) of the Code.

               (xv) No corporation in the CEI Relevant Group has any liability for Taxes of any person other than such corporation in the CEI Relevant Group (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

               (xvi) There currently are no limitations on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of any corporation in the CEI Relevant Group under (i) Section 382 of the Code, (ii) Section 383 of the Code, (iii)
          Section 384 of the Code, (iv) Section 269 of the Code, (v) Section 1.1502-15 and Section 1.1502-15A of the Treasury regulations, (vi)
          Section 1.1502-21 and Section 1.1502-21A of the Treasury regulations or (vii) sections 1.1502-91 through 1.1502-99 of the Treasury regulations, in each case as in effect both prior to and following the Tax Reform Act of 1986.

               (xvii) Neither CEI nor NEWCO is an investment company as defined in Section 351(e)(1) of the Code.

               (xviii) Neither CEI nor NEWCO is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 351(e)(2) of the Code.

         After giving effect to the Merger, the fair saleable value of the business and assets of CEI and its subsidiaries will be in excess of the amount that will be required to pay its principal liabilities on existing debts as they become due and payable in accordance with their terms.

7. COVENANTS PRIOR TO CLOSING

         7.1 ACCESS AND COOPERATION; DUE DILIGENCE.(a) Between the date of this Agreement and the Funding and Consummation Date, the COMPANY will afford to the officers and authorized representatives of CEI and the Other Founding Companies reasonable access, during normal business hours, to all of the COMPANY's sites, properties, books and records and will furnish CEI with such additional financial and operating data and other information as to the business and properties of the COMPANY as CEI or the Other Founding Companies may from time to time reasonably request. The COMPANY will cooperate with CEI and the Other Founding Companies and their respective representatives, including CEI's auditors and counsel, in the preparation of any documents or other material (including the Registration Statement) which may be required in connection with the transactions contemplated by this Agreement. CEI, NEWCO, the STOCKHOLDERS and the COMPANY will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Other Founding Companies as confidential in accordance with the provisions of Section 14 hereof. In addition, CEI will cause each of the Other Agreements, binding each of the Other Founding Companies, to contain a provision similar to this Section 7.1 and a provision similar to Section 14 requiring each such Other Founding Company, its stockholders, directors, officers, representatives, employees and agents to keep confidential any information obtained by such Other Founding Company and to provide the COMPANY with reasonable access and information as will be provided by the COMPANY pursuant to this Section 7.1(a).

         (b) Between the date of this Agreement and the Funding and Consummation Date, CEI will afford to the officers and authorized representatives of the COMPANY access to all of CEI's and NEWCO's sites, properties, books and records and will furnish the COMPANY with such additional financial and operating data and other information as to the business and properties of CEI and NEWCO as the COMPANY may from time to time reasonably request. CEI and NEWCO will cooperate with the COMPANY, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with the transactions contemplated by this Agreement. The COMPANY will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 14 hereof.

         7.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Funding and Consummation Date, the COMPANY will, except as set forth on Schedule 7.2:

               (i) carry on its business in the ordinary course substantially as conducted heretofore and not introduce any new method of management, operation or accounting;

               (ii) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

               (iii) perform in all material respects its obligations under agreements relating to or affecting its assets, properties or rights;

               (iv) keep in full force and effect present insurance policies or other comparable insurance coverage;

               (v) maintain and preserve its business organization intact and use its best efforts to retain its present key employees and relationships with suppliers, customers and others having business relations with the COMPANY;

               (vi) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

               (vii) maintain present debt and lease instruments in accordance with their respective terms and not enter into new or amended debt or lease instruments, provided that debt and/or lease instruments may be replaced if such replacement instruments are on terms at least as favorable to the COMPANY as the instruments being replaced; and

               (viii) maintain or reduce present salaries and commission levels for all officers, directors, employees and agents, except for ordinary and customary bonus and salary increases for employees in accordance with past practices.

         7.3 PROHIBITED ACTIVITIES. Except as disclosed on Schedule 7.3, between the date hereof and the Funding and Consummation Date, the COMPANY will not, without prior written consent of CEI:

               (i)  make  any  change  in  its   Articles  or   Certificate   of
          Incorporation or By-laws;

               (ii) grant or issue any securities, options, warrants, calls, conversion rights or commitments of any kind relating to its securities of any kind other than in connection with the exercise of options or warrants listed on Schedule 5.4;

               (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

               (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditure, except if it is in the ordinary course of business (consistent with past practice) and involves an amount not in excess of $10,000;

               (v) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $10,000 necessary or desirable for the conduct of the business of the COMPANY, (2) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or (3) liens set forth on Schedule
          5.10 or 5.15 hereto;

               (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the ordinary course of business;

               (vii) negotiate for the acquisition of any business or the start-up of any new business;

               (viii) merge or consolidate or agree to merge or consolidate with or into any other corporation;

               (ix) waive any material right or claim of the COMPANY, provided that the COMPANY may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included on Schedule 5.11 unless specifically listed thereon;

               (x) commit a material breach or amend or terminate any material contract, agreement, permit, license or other right to which the COMPANY is a party or as to which it is a beneficiary; or

               (xi) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

         7.4 NO SHOP . None of the STOCKHOLDERS or the COMPANY, nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Funding and Consummation Date or the termination of this Agreement in accordance with its terms, directly or indirectly: solicit or initiate the submission of proposals or offers from any person for, participate in any discussion pertaining to, or furnish any information to any person other than CEI or its authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the COMPANY or a merger, consolidation or business combination of the COMPANY.

         7.5 NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, the COMPANY shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements. Set forth on
Schedule 7.5 is a copy of such required notice, as sent.

         7.6 AGREEMENTS. The STOCKHOLDERS and the COMPANY shall terminate (i) any stockholders' agreements, voting agreements, voting trusts, options, warrants and employment agreements between the COMPANY and any employee listed on Schedule 9.12 hereto (other than the new employment agreements contemplated by Section 9.12) and (ii) any existing agreement between the COMPANY and any STOCKHOLDER, on or prior to the Funding and Consummation Date. A list of such termination agreements is set forth on Schedule 7.6 and copies of each such agreement are attached thereto.

         7.7 NOTIFICATION OF CERTAIN MATTERS. The STOCKHOLDERS and the COMPANY shall give prompt notice to CEI of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the COMPANY or the STOCKHOLDERS contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of any STOCKHOLDER or the COMPANY to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. CEI and NEWCO shall give prompt notice to the COMPANY of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of CEI or NEWCO contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of CEI or NEWCO to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this
Section 7.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 7.8, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         7.8 AMENDMENT OF SCHEDULES. (a) Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Funding and Consummation Date to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided however, that supplements and amendments to Schedules 5.10, 5.11, 5.14 and 5.15 shall only have to be delivered at the Closing Date, unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of business.

         (b) Until 24 hours prior to the anticipated effectiveness of the Registration Statement, and notwithstanding the foregoing clause (a), the provisions of this clause (b) shall apply: no amendment or supplement to a Schedule prepared by the COMPANY or the STOCKHOLDERS that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless CEI and a majority of the Founding Companies other than the COMPANY consent to such amendment or supplement; and provided further, that no amendment or supplement to a Schedule prepared by CEI or NEWCO that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless a majority of the Founding Companies consent to such amendment or supplement. In the event that one of the Other Founding Companies seeks to amend or supplement a Schedule pursuant to Section 7.8 of one of the Other Agreements, and such amendment or supplement constitutes or reflects an event or occurrence that would have a Material Adverse Effect on such Other Founding Company, CEI shall give the COMPANY notice promptly after it has knowledge thereof. If CEI and a majority of the Founding Companies consent to such amendment or supplement, which consent shall have been deemed given by CEI or any Founding Company if no response is received from CEI or any such Founding Company within 24 hours following receipt of notice of such amendment or supplement (or sooner if required by the circumstances under which such consent is requested), but the COMPANY does not give its consent, the COMPANY may terminate this Agreement pursuant to Section 12.1(iv) hereof. In the event that the COMPANY seeks to amend or supplement a Schedule pursuant to this Section 7.8 and CEI and a majority of the Other Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. In the event that CEI or NEWCO seeks to amend or supplement a Schedule pursuant to this Section 7.8 and a majority of the Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof.

         (c) Between 24 hours prior to the anticipated effectiveness of the Registration Statement and the Funding and Consummation Date, the provisions of this clause (c) shall apply. No amendment or supplement to a Schedule prepared by the COMPANY or the STOCKHOLDERS that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless CEI consents to such amendment or supplement after consultation with the Underwriters. CEI and NEWCO hereby covenant that neither CEI nor NEWCO will amend or supplement any Schedule prepared by CEI or NEWCO that constitutes or reflects an event or occurrence that would have a Material Adverse Effect on CEI or NEWCO, as the case may be, without consulting with the Underwriters, and CEI shall provide immediate notice of such amendment or supplement to the Founding Companies.

         (d) For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and
9.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 7.8. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 7.8, except that, notwithstanding anything to the contrary contained in this Agreement, if the COMPANY or the STOCKHOLDERS on the one hand, or CEI or NEWCO on the other hand, amends or supplements a Schedule which results in a termination of this Agreement and such amendment or supplement arises out of or reflects facts or circumstances which such party knew about at the time of execution of this Agreement and knew would result in a termination of this Agreement or if such amendment or supplement otherwise is proposed in bad faith, such party shall pay or reimburse CEI or the COMPANY and the STOCKHOLDERS, as the case may be, for all of the legal, accounting and other out of pocket costs reasonably incurred in connection with this Agreement and the IPO as it relates to CEI, the COMPANY and the STOCKHOLDERS.

         7.9 COOPERATION IN PREPARATION OF REGISTRATION STATEMENT. The COMPANY and STOCKHOLDERS shall furnish or cause to be furnished to CEI and the Underwriters all of the information concerning the COMPANY and the STOCKHOLDERS requested by CEI or the Underwriters for inclusion in, and will cooperate with CEI and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including audited and unaudited financial statements, prepared in accordance with generally accepted accounting principles, in form suitable for inclusion in the Registration Statement). The COMPANY and the STOCKHOLDERS agree promptly to advise CEI if at any time during the period in which a prospectus relating to the offering is required to be delivered under the Securities Act, any information contained in the prospectus concerning the COMPANY or the STOCKHOLDERS contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and to provide the information needed to correct such inaccuracy. Insofar as the information relates solely to the

COMPANY or the STOCKHOLDERS, the COMPANY represents and warrants as to such information with respect to itself, and each STOCKHOLDER represents and warrants, as to such information with respect to the COMPANY and himself or herself, that the Registration Statement at its effective date, at the date of the Final Prospectus (as defined in the Underwriting Agreement), the Preliminary Prospectus (as defined in the Underwriting Agreement), and each amendment to the Registration Statement, and at each closing date with respect to the IPO under the Underwriting Agreement (including with respect to any over-allotment option) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         7.10 FINAL FINANCIAL STATMENTS. The COMPANY shall provide prior to the Funding and Consummation Date, and CEI shall have had sufficient time prior thereto to review, the unaudited consolidated balance sheets of the COMPANY as of the end of each fiscal quarter following the Balance Sheet Date that ends at least 45 days prior to the Funding and Consummation Date, and the unaudited consolidated statements of income, cash flows and retained earnings of the COMPANY for all fiscal quarters ended after the Balance Sheet Date, disclosing no material adverse change in the financial condition of the COMPANY or the results of its operations from the financial statements as of the Balance Sheet Date. Such financial statements shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted therein). Except as noted in such financial statements, all of such financial statements will present fairly the results of operations of the COMPANY for the periods indicated thereon.

         7.11 FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

         7.12 AUTHORIZED CAPITAL. CEI shall maintain its authorized capital stock as set forth in the Registration Statement filed with the SEC except for such changes in authorized capital stock as are made to respond to comments made by the SEC or requirements of any exchange or automated trading system for which application is made to register the CEI Stock.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND COMPANY

         The obligations of the STOCKHOLDERS and the COMPANY with respect to actions to be taken on the Closing Date and, to the extent specified in this
Section 8, on the Funding and Consummation Date, are subject to the satisfaction or waiver on or prior to the Closing Date and/or the Funding and Consummation Date, as the case may be, of all of the conditions set forth in this Section 8. As of the Closing Date or the Funding and Consummation Date, as the case may be, all conditions not satisfied shall be deemed to have been waived by the COMPANY and the STOCKHOLDERS unless such parties have objected by notifying CEI in writing of such objection on or before the closing on the Closing Date or consummation of the transactions on the Funding and Consummation Date, respectively, except that no such waiver shall be deemed to affect the survival of the representations and warranties of CEI and NEWCO contained in Section 6 hereof.

         8.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of CEI and NEWCO contained in Section 6 (as amended by any amendment or supplement to a Schedule that has received their requisite consents contemplated by Section 7.8) shall be true and correct in all material respects as of the Closing Date as though such representations and warranties had been made as of that time; and a certificate to the foregoing effect dated the Closing Date and signed by the President or any Vice President of CEI shall have been delivered to the STOCKHOLDERS.

         8.2 PERFORMANCE OF OBLIGATIONS. All of the terms, covenants and conditions of this Agreement to be complied with and performed by CEI and NEWCO on or before each of the Closing Date and the Funding and Consummation Date shall have been duly complied with and performed in all material respects on or before each of the Closing Date and the Funding and Consummation Date, as the case may be; and certificates to the foregoing effect dated each of the Closing Date and the Funding and Consummation Date and signed by the President or any Vice President of CEI shall have been delivered to the STOCKHOLDERS.

         8.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger or the IPO and no governmental agency or body shall have taken any other action or made any request of the COMPANY as a result of which the management of the COMPANY deems it inadvisable to proceed with the transactions hereunder.

         8.4 OPINION OF COUNSEL. The COMPANY shall have received an opinion from counsel for CEI, dated the Closing Date, in the form annexed hereto as Annex VI.

         8.5 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding therefor shall have been instituted or shall be pending or contemplated under the 1933 Act and the Underwriters shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the Underwriting Agreement, on terms such that the aggregate value of the cash and the number of shares of CEI Stock to be received by the STOCKHOLDERS is not less than the Minimum Value set forth on Annex III.

         8.6 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made.

         8.7 GOOD STANDING CERTIFICATES. CEI and NEWCO each shall have delivered to the COMPANY a certificate, dated as of a date no earlier than five days prior to the Closing Date, duly issued by the Delaware Secretary of State and in each state in which CEI or NEWCO is authorized to do business, showing that each of CEI and NEWCO is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for CEI and NEWCO, respectively, for all periods prior to the Closing have been filed and paid.

         8.8 NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to CEI or NEWCO which would constitute a Material Adverse Effect.

         8.9 CLOSING OF IPO. The closing of the sale of the CEI Stock to the Underwriters in the IPO shall have occurred simultaneously with the Funding and Consummation Date hereunder.

         8.10 SECRETARY'S CERTIFICATE. The COMPANY shall have received a certificate or certificates, dated the Closing Date and the Funding and Consummation Date and signed by the secretary of CEI and of NEWCO, certifying the truth and correctness of attached copies of the CEI's and NEWCO's respective Certificates of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the boards of directors and, if required, the stockholders of CEI and NEWCO approving CEI's and NEWCO's entering into this Agreement and the consummation of the transactions contemplated hereby.

         8.11 EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule 9.12 shall have been afforded the opportunity to enter into an employment agreement substantially in the form of Annex VIII hereto.

         8.12 RELEASE . The stockholders of CEI shall have delivered to CEI an instrument, dated the Closing Date, releasing CEI from any and all (i) claims of such stockholders against CEI and (ii) obligations of CEI to such stockholders, except for (x) items specifically identified on Schedule 8.12, (y) continuing obligations to such stockholders relating to their employment by CEI and (z) obligations arising under this Agreement or the transactions contemplated hereby.

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF CEI AND NEWCO

         The obligations of CEI and NEWCO with respect to actions to be taken on the Closing Date and, to the extent specified in this Section 9, on the Funding and Consummation Date, are subject to the satisfaction or waiver on or prior to the Closing Date and/or the Funding and Consummation Date, as the case may be, of all of the conditions set forth in this Section 9. As of the Closing Date or the Funding and Consummation Date, as the case may be, all conditions not satisfied shall be deemed to have been waived by CEI and NEWCO unless such parties have objected by notifying the COMPANY and the STOCKHOLDERS in writing of such objection on or before the closing on the Closing Date or consummation of the transactions on the Funding and Consummation Date, respectively, except that no such waiver shall be deemed to affect the survival of the representations and warranties of the COMPANY and the STOCKHOLDERS contained in
Section 5 hereof.

         9.1 REPRESENTATIONS AND WARRANTIES. All the representations and warranties of the STOCKHOLDERS and the COMPANY contained in this Agreement (as amended by any amendment or supplement to a Schedule that has received the requisite consents contemplated by Section 7.8) shall be true and correct in all material respects as of the Closing Date and the Funding and Consummation Date with the same effect as though such representations and warranties had been made on and as of such date; and the STOCKHOLDERS shall have delivered to CEI certificates dated the Closing Date and signed by them to such effect.

         9.2  PERFORMANCE  OF  OBLIGATIONS.  All of  the  terms,  covenants  and conditions of this Agreement to be complied with or performed by the STOCKHOLDERS and the COMPANY on or before each of the Closing Date and the Funding and Consummation Date shall have been duly performed or complied with in all material respects on or before each of the Closing Date and the Funding and Consummation Date, as the case may be; and the STOCKHOLDERS shall have delivered to CEI certificates dated the Closing Date and the Funding and Consummation Date, respectively, and signed by them to such effect.

         9.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger or the IPO and no governmental agency or body shall have taken any other action or made any request of CEI as a result of which the management of CEI deems it inadvisable to proceed with the transactions hereunder.

         9.4 SECRETARY'S CERTIFICATE. CEI shall have received a certificate or certificates, dated each of the Closing Date and the Funding and Consummation Date and signed by the secretary of the COMPANY, certifying the truth and correctness of attached copies of the COMPANY's Certificate or Articles of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and the STOCKHOLDERS approving the COMPANY's entering into this Agreement and the consummation of the transactions contemplated hereby.

         9.5 NO MATERIAL ADVERSE CHANGE. As of the Closing Date and as of the Funding and Consummation Date, no event or circumstance shall have occurred with respect to the COMPANY which would constitute a Material Adverse Effect, and the COMPANY shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the COMPANY to conduct its business.

         9.6 STOCKHOLDERS' RELEASE. The STOCKHOLDERS shall have delivered to CEI an instrument dated the Closing Date releasing the COMPANY from any and all (i) claims of the STOCKHOLDERS against the COMPANY and CEI and (ii) obligations of the COMPANY and CEI to the STOCKHOLDERS, except for (x) items specifically identified on Schedules 5.10 and 5.15 as being claims of or obligations to the STOCKHOLDERS, (y) continuing obligations to the STOCKHOLDERS relating to their employment by the COMPANY and (z) obligations arising under this Agreement or the transactions contemplated hereby.

         9.7  TERMINATION  OF RELATED PARTY  AGREEMENTS.  Except as set forth on
Schedule 9.7, or as contemplated by Section 9.12, all existing agreements between the COMPANY and the STOCKHOLDERS shall have been cancelled effective prior to or as of the Funding and Consummation Date.

         9.8 OPINION OF COUNSEL. CEI shall have received an opinion from Counsel to the COMPANY and the STOCKHOLDERS, dated the Closing Date and including a statement to the effect that it may be relied upon as of the Funding and Consummation Date, substantially in the form annexed hereto as Annex VII, and the Underwriters shall have received a copy of the same opinion addressed to them.

         9.9 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and all consents and approvals of third parties listed on Schedule 5.23 shall have been obtained.

         9.10 GOOD STANDING CERTIFICATES. The COMPANY shall have delivered to CEI a certificate, dated as of a date no earlier than five days prior to the Closing Date, duly issued by the appropriate governmental authority in the COMPANY's state of incorporation and, unless waived by CEI, in each state in which the COMPANY is authorized to do business, showing the COMPANY is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the COMPANY for all periods prior to the Closing have been filed and paid.

         9.11 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC.

         9.12 EMPLOYMENT AGREEMENT. Each of the persons listed on Schedule 9.12 shall have entered into an employment agreement substantially in the form of Annex VIII hereto.

         9.13 CLOSING OF IPO. The closing of the sale of the CEI Stock to the Underwriters in the IPO shall have occurred simultaneously with the Funding and Consummation Date hereunder.

         9.14 FIRPTA CERTIFICATE. Each STOCKHOLDER shall have delivered to CEI a certificate to the effect that he or she is not a foreign person pursuant to
Section 1.1445-2(b) of the Treasury regulations.

10. COVENANTS OF CEI AND THE STOCKHOLDERS AFTER CLOSING

         10.1 RELEASE FROM GUARANTEES; REPAYMENT OF CERTAIN OBLIGATIONS. CEI shall use its best efforts to have the STOCKHOLDERS released from any and all guarantees on any indebtedness that they personally guaranteed and from any and all pledges of assets that they pledged to secure such indebtedness for the benefit of the COMPANY, with all such guarantees on indebtedness being assumed by CEI. In the event that CEI cannot obtain such releases from the lenders of any such guaranteed indebtedness on or prior to 180 days subsequent to the Funding and Consummation Date, CEI shall pay off or otherwise refinance or retire such indebtedness.

         10.2 PRESERVATION OF TAX AND ACCOUNTING TREATMENT. Except as contemplated by this Agreement or the Registration Statement, after the Funding and Consummation Date, CEI shall not and shall not permit any of its subsidiaries to undertake any act that would jeopardize the tax-free status of the organization, including liquidate or merge the COMPANY into CEI.

         10.3 PREPARATION AND FILING OF TAX RETURNS.

               (i) The COMPANY shall, if possible, file or cause to be filed all separate Returns of any Acquired Party for all taxable periods that end on or before the Funding and

          Consummation Date. Each STOCKHOLDER shall pay or cause to be paid all Tax liabilities (in excess of all amounts already paid with respect thereto or properly accrued or reserved with respect thereto on the COMPANY Financial Statements) shown by such Returns to be due.

               (ii) CEI shall file or cause to be filed all separate Returns of, or that include, any Acquired Party for all taxable periods ending after the Funding and Consummation Date.

               (iii) Each party hereto shall, and shall cause its subsidiaries and affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

               (iv) Each of the COMPANY, NEWCO, CEI and each STOCKHOLDER shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and treat the transaction as a transfer of property under Section 351(a) of the Code.

         10.4 DIRECTORS AND OFFICERS. The persons named in the registration statement shall be appointed as directors and elected as officers of CEI, as and to the extent set forth in the registration statement, promptly following the Funding and Consummation Date.

         10.5 PRESERVATION OF EMPLOYEE BENEFIT PLANS. Following the Funding and Consummation Date, CEI shall not terminate any health insurance, life insurance or 401(k) plan in effect at the COMPANY until such time as CEI is able to replace such plan with a plan that is applicable to CEI and all of its then existing subsidiaries. CEI shall have no obligation to provide replacement plans that have the same terms and provisions as the existing plans, provided, that any new health insurance plan shall provide for coverage for preexisting conditions.

11. INDEMNIFICATION

         The STOCKHOLDERS, CEI and NEWCO each make the following covenants that are applicable to them, respectively:

         11.1 GENERAL INDEMNIFICATION BY THE STOCKHOLDERS. The STOCKHOLDERS covenant and agree that they, jointly and severally, will indemnify, defend, protect and hold harmless CEI, NEWCO, the COMPANY and the Surviving Corporation at all times, from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and reasonable expenses of investigation) incurred by CEI, NEWCO, the COMPANY or the Surviving Corporation as a result of or arising from (i) any breach of the representations and warranties of the STOCKHOLDERS or the COMPANY set forth herein (as amended by any amendment or supplement to a Schedule that has received the requisite consents contemplated by Section 7.8) or on the schedules or certificates delivered in connection herewith as of the date made and as of the date any such representations and warranties are re-confirmed, (ii) any breach on the part of the STOCKHOLDERS or the COMPANY of any agreement under this Agreement, (iii) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, either (1) arising out of or based upon any untrue statement of a material fact relating to the COMPANY or the STOCKHOLDERS, and provided to CEI or its counsel by the COMPANY or the STOCKHOLDERS for inclusion in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (2) arising out of or based upon any omission to state therein a material fact relating to the COMPANY or the STOCKHOLDERS required to be stated therein or necessary to make the statements therein not misleading, (iv) the matters described on Schedule 11.1(iv) or (v) any Tax imposed upon or


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

relating to any third party for a pre-Funding and Consummation Date period, including, in each case, any such Tax for which an Acquired Party may be liable under Section 1.1502-6 of the Treasury Regulations (or any similar provisions of state, local of foreign law), as a transferee or successor, by contract or otherwise, provided, however, (A) that in the case of any indemnity arising pursuant to clause (iii), such indemnity shall not inure to the benefit of CEI, NEWCO, the COMPANY or the Surviving Corporation to the extent that such untrue statement was made in, or omission occurred in, any preliminary prospectus and the STOCKHOLDERS provided, in writing, corrected information to CEI counsel and to CEI for inclusion in the final prospectus, and such information was not so included or properly delivered, and (B) that no STOCKHOLDER shall be liable for any indemnification obligation pursuant to this Section 11.1 to the extent attributable to a breach of any representation, warranty or agreement made herein individually by any other STOCKHOLDER.

         11.2 INDEMNIFICATION BY CEI. CEI covenants and agrees that it will indemnify, defend, protect and hold harmless the STOCKHOLDERS at all times from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the STOCKHOLDERS as a result of or arising from (i) any breach by CEI or NEWCO of its representations and warranties set forth herein (as amended by any amendment or supplement to a Schedule that has received the requisite consents contemplated by Section 7.8) or on the schedules or certificates delivered in connection herewith as of the date made and as of the date any such representations and warranties are re-confirmed, (ii) any breach on the part of CEI or NEWCO of any agreement under this Agreement, (iii) any liability which the STOCKHOLDERS may incur due to CEI's or NEWCO's failure to be responsible for the liabilities and obligations of the COMPANY as provided in Section 1 hereof (except to the extent that CEI or NEWCO has claims against the STOCKHOLDERS by reason of such liabilities); (iv) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, either
(1) arising out of or based upon any untrue statement of a material fact relating to CEI, NEWCO or any of the Other Founding Companies for inclusion in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (2) arising out of or based upon any omission to state therein a material fact relating to CEI or NEWCO or any of the Other Founding Companies required to be stated therein or necessary to make the statements therein not misleading (v) the matters described on Schedule 11.2(v) or (vi) any liability under the 1933 Act, the 1934 Act or other Federal or state law regulation, at common law or otherwise as a result of CEI's failure to include in the Registration Statement any information provided at least ten days prior to the Funding and Consummation Date by the COMPANY or the STOCKHOLDERS in writing to CEI or its counsel specifically for inclusion in the Registration Statement.

         11.3 THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 11.1 or 11.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the written consent of the Indemnified Party unless the Indemnified Party is fully released and exonerated. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall endeavor to use the same counsel, which shall be the counsel selected by Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest in the opinion of such counsel that prevents counsel for the Indemnifying Party from representing the Indemnified Party, the Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel and experts. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement to said Third Person, and the Indemnifying Party, upon payment of such settlement amount to such Third Person, shall be deemed released from any and all obligation or liability with respect thereto. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. The parties hereto will make appropriate adjustments for insurance proceeds in determining the amount of any indemnification obligation under this Section.

         11.4 EXCLUSIVE REMEDY. The indemnification provided for in this Section 11 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided that nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement.

         11.5 LIMITATIONS ON INDEMNIFICATION. CEI, NEWCO, the Surviving Corporation and the other persons or entities indemnified pursuant to Section
11.1 or 11.2  shall not assert any claim  other  than a Third  Person  claim for indemnification hereunder against the STOCKHOLDERS until such time as, and solely to the extent that, the aggregate of all claims which such persons may have against such the STOCKHOLDERS shall exceed 1.0% of the sum of (i) the cash paid to STOCKHOLDERS plus (ii) the value (determined in accordance with the last paragraph of Section 11.5) of the CEI Stock delivered to STOCKHOLDERS (the "Indemnification Threshold"), provided, however, that CEI, NEWCO, the Surviving Corporation and the other persons or entities indemnified pursuant to Section
11.1 may assert and shall be indemnified for any claim under Section 11.1(iv) or 11.1(v) at any time, regardless of whether the aggregate of all claims which such persons may have against any STOCKHOLDER or all STOCKHOLDERS exceeds the Indemnification Threshold, it being understood that the amount of any such claim under Section 11.1(iv) or 11.1(v) shall not be counted towards the
Indemnification Threshold. STOCKHOLDERS shall not assert any claim for indemnification hereunder against CEI or NEWCO until such time as, and solely to the extent that, the aggregate of all claims which STOCKHOLDERS may have against CEI or NEWCO shall exceed $50,000, provided, however, that STOCKHOLDERS and the other persons or entities indemnified pursuant to Section 11.2 may assert and shall be indemnified for any claim under Section 11.2(v) at any time, regardless of whether the aggregate of all claims which such persons may have against any of CEI, or NEWCO exceeds $50,000, it being understood that the amount of any such claim under Section 11.2(v) shall not be counted towards such $50,000 amount. No person shall be entitled to indemnification under this Section 11 if and to the extent that such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

         Notwithstanding any other term of this Agreement (except the proviso to this sentence), no STOCKHOLDER shall be liable under this Section 11 for an amount which exceeds the amount of proceeds received by such STOCKHOLDER in connection with the Merger, provided that a STOCKHOLDER's indemnification obligations pursuant to Section 11.1(iv) or 11.1(v) shall not be limited. Indemnity obligations hereunder may satisfied through the payment of cash or the delivery of CEI Stock, or a combination thereof. For purposes of calculating the value of the CEI Stock received or delivered by a STOCKHOLDER (for purposes of determining the Indemnification Threshold, the limitation on indemnity set forth in the second preceding sentence and the amount of any indemnity paid), CEI Stock shall be valued at its initial public offering price as set forth in the Registration Statement.

12. TERMINATION OF AGREEMENT

          12.1 Termination. This Agreement may be terminated at any time prior to the Closing Date solely:

     (i) by mutual consent of the boards of directors of CEI and the COMPANY;

     (ii) by the STOCKHOLDERS or the COMPANY (acting through its board of directors), on the one hand, or by CEI (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by October 31, 1997, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Funding and Consummation Date;

     (iii) by the STOCKHOLDERS or COMPANY, on the one hand, or by CEI, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Funding and Consummation Date;

     (iv) pursuant to Section 7.8 hereof; or

     (v) pursuant to Section 4 hereof.


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

         12.2 LIABILITIES IN EVENT OF TERMINATION. Except as provided in Section
7.8 hereof, the termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses.

13. NONCOMPETITION

         13.1 PROHIBITED ACTIVITIES. The STOCKHOLDERS will not, for a period of three (3) years following the Funding and Consummation Date, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

         (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any collectibles retailing and animation art marketing businesses in direct competition with CEI or any of the subsidiaries thereof, within the United States of America or within 100 miles of where the COMPANY or any of its subsidiaries or any of the Other Founding Companies conducted business prior to the effectiveness of the Merger (the "Territory") ;

         (ii) call upon any person who is, at that time, within the Territory, an employee of CEI (including the subsidiaries thereof) in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of CEI (including the subsidiaries thereof), provided that each STOCKHOLDER shall be permitted to call upon and hire any member of his or her immediate family;

         (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to the Funding and Consummation Date, a customer of CEI (including the subsidiaries thereof), of the COMPANY or of any of the Other Founding Companies within the Territory for the purpose of soliciting or selling products or services in direct competition with CEI within the Territory;

         (iv)  call  upon  any  prospective   acquisition   candidate,   on  any
STOCKHOLDER's own behalf or on behalf of any competitor in the collectibles retailing and animation art marketing businesses, which candidate, to the actual knowledge of such STOCKHOLDER after due inquiry, was called upon by CEI (including the subsidiaries thereof) or for which, to the actual knowledge of such STOCKHOLDER after due inquiry, CEI (or any subsidiary thereof) made an acquisition analysis, for the purpose of acquiring such entity; or

         (v) disclose customers, whether in existence or proposed, of the COMPANY to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that the COMPANY has in the past disclosed such information to the public for valid business reasons.

         Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any STOCKHOLDER from acquiring as an investment not more than two percent (2%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter.

         13.2 DAMAGES. Because of the difficulty of measuring economic losses to CEI as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to CEI for which it would have no other adequate remedy, each STOCKHOLDER agrees that, in the event of breach by such STOCKHOLDER, the foregoing covenant may be enforced by CEI by injunctions and restraining orders.

         13.3 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Section 13 impose a reasonable restraint on the STOCKHOLDERS in light of the activities and business of CEI (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of CEI.

         13.4 SEVERABILITY; REFORMATION. The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.


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

         13.5 INDEPENDENT COVENANT. All of the covenants in this Section 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any STOCKHOLDER against CEI (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by CEI of such covenants. It is specifically agreed that the period of three (3) years stated at the beginning of this Section 13, during which the agreements and covenants of each STOCKHOLDER made in this Section 13 shall be effective, shall be computed by excluding from such computation any time during which such STOCKHOLDER is in violation of any provision of this Section 13. The covenants contained in Section 13 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

         13.6 MATERIALITY. The COMPANY and the STOCKHOLDERS hereby agree that this covenant is a material and substantial part of this transaction.

14.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         14.1 STOCKHOLDERS. The STOCKHOLDERS recognize and acknowledge that they had in the past, currently have, and in the future may have, access to certain confidential information of the COMPANY, the Other Founding Companies, and/or CEI, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's, the Other Founding Companies' and/or CEI's respective businesses. The STOCKHOLDERS agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of CEI, (b) following the Closing, such information may be disclosed by the STOCKHOLDERS as is required in the course of performing their duties for CEI or the Surviving Corporation and (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1, unless (i) such information becomes known to the public generally through no fault of any such STOCKHOLDERS,
(ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the STOCKHOLDERS shall give prior written notice thereof to CEI and provide CEI with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any of the STOCKHOLDERS of the provisions of this Section 14, CEI shall be entitled to an injunction restraining such STOCKHOLDERS from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting CEI from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated, the STOCKHOLDERS shall have none of the above-mentioned restrictions on their ability to disseminate confidential information with respect to the COMPANY.

         14.2 CEI AND NEWCO. CEI and NEWCO recognize and acknowledge that they had in the past and currently have access to certain confidential information of the COMPANY, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's business. CEI and NEWCO agree that, prior to the Closing, or if the Transactions contemplated by this Agreement are not consummated, they will not use or disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the COMPANY, (b) to counsel and other advisers, provided that such advisors (other than counsel) agree to the confidentiality provisions of this Section
14.1 and (c) to the Other Founding Companies and their representatives who have agreed to maintain confidentiality pursuant to Section 7.1(a), unless (i) such information becomes known to the public generally through no fault of CEI or NEWCO, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), CEI and NEWCO shall, if possible, give prior written notice thereof to the COMPANY and the STOCKHOLDERS and provide the COMPANY and the STOCKHOLDERS with the opportunity to contest such disclosure, or
(iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by CEI or NEWCO of the provisions of this Section, the COMPANY and the

STOCKHOLDERS shall be entitled to an injunction restraining CEI and NEWCO from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the COMPANY and the STOCKHOLDERS from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. Upon any termination of this Agreement, CEI and NEWCO shall return all confidential information of the Company then in their possession and shall use commercially reasonable efforts to cause the Other Founding Companies to return all confidential information of the Company then in their possession.

         14.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Sections 14.1 and 14.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

         14.4 SURVIVAL. The obligations of the parties under this Article 14 shall survive the termination of this Agreement for a period of five years from the Funding and Consummation Date, or in the event this Agreement in terminated, for a period of five years from the date of termination.

15. TRANSFER RESTRICTIONS

         15.1 TRANSFER RESTRICTIONS. Except for transfers (i) to immediate family members who agree to be bound by the restrictions set forth in this
Section 15.1 (or trusts for the benefit of the STOCKHOLDERS or family members, the trustees of which so agree), (ii) pursuant to Rule 144 (as it may be amended) under the 1933 Act, (iii) pursuant to Section 17 hereof or (iv) following the first anniversary of the Funding and Consummation Date, pursuant to an exemption from registration under the Act and applicable state securities laws, none of the STOCKHOLDERS shall (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (a) any shares of CEI Stock received by the STOCKHOLDERS in the Merger or (b) any interest (including, without limitation, an option to buy or sell) in any such shares of CEI Stock, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of CEI Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of CEI Stock acquired pursuant to Section 2 hereof (including, by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions). Notwithstanding the foregoing, the STOCKHOLDERS may encumber or pledge any of such shares of CEI Stock provided the pledgee or other beneficiary of such encumbrance or pledge agrees to be bound by the provisions of this Section as if a STOCKHOLDER and party hereto. The certificates evidencing the CEI Stock delivered to the STOCKHOLDERS pursuant to
Section 3 of this Agreement will bear a legend substantially in the form set forth below and containing such other information as CEI may deem necessary or appropriate:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO [anniversary of Funding and Consummation Date corresponding to end of Rule 144 holding period][(PROVIDED, HOWEVER, THAT SUCH SHARES MAY BE ENCUMBERED OR PLEDGED PROVIDED THE PLEDGEE OR OTHER BENEFICIARY OF SUCH ENCUMBRANCE OR PLEDGE AGREES TO BE BOUND BY THE PROVISIONS OF THESE RESTRICTIONS TO THE SAME EXTENT AS THE HOLDER THEREOF)]. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE (AS IT MAY BE REDUCED AS PROVIDED HEREIN).

16. FEDERAL AND STATE SECURITIES ACT REPRESENTATIONS

The STOCKHOLDERS acknowledge that the shares of CEI Stock to be delivered to the STOCKHOLDERS pursuant to this Agreement have not been and will not be registered under the Act or any state securities laws and therefore may not be resold without compliance with the Act and any applicable state securities laws. The CEI Stock to be acquired by the STOCKHOLDERS pursuant to this Agreement is being acquired solely for their own respective accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

         16.1 COMPLIANCE WITH LAW. The STOCKHOLDERS covenant, warrant and represent that none of the shares of CEI Stock issued to the STOCKHOLDERS will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC or any applicable exemption therefrom. All the CEI Stock shall bear the following legend in addition to the legend required under Section 15 of this Agreement:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND, IF REQUIRED BY COLLECTIBLES ENTERPRISES, INC., AN OPINION OF COUNSEL TO COLLECTIBLES ENTERPRISES, INC. STATING THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

         16.2 ECONOMIC RISK; SOPHISTICATION. The STOCKHOLDERS represent and warrant that they are able to bear the economic risk of an investment in the CEI Stock acquired pursuant to this Agreement, can afford to sustain a total loss of such investment and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment in the CEI Stock. The STOCKHOLDERS represent and warrant that they have had an adequate opportunity to ask questions and receive answers from the officers of CEI concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of CEI, the plans for the operations of the business of CEI, the business, operations and financial condition of the Other Founding Companies, and any plans for additional acquisitions and the like. The STOCKHOLDERS have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

17. REGISTRATION RIGHTS

         17.1 PIGGYBACK REGISTRATION RIGHTS. At any time following the Funding and Consummation Date, whenever CEI proposes to register any CEI Stock for its own or others' account under the 1933 Act for a public offering, other than (i) any shelf registration of shares to be used as consideration for acquisitions of additional businesses by CEI and (ii) registrations relating to employee benefit plans, CEI shall give each of the STOCKHOLDERS prompt written notice of its intent to do so. Upon the written request of any of the STOCKHOLDERS given within 30 days after receipt of such notice, CEI shall cause to be included in such registration all of the CEI Stock issued to the STOCKHOLDERS pursuant to this Agreement which any such STOCKHOLDER requests, provided that CEI shall have the right to reduce the number of shares to be included by the STOCKHOLDER in such registration to the extent that inclusion of such shares could, in the opinion of tax counsel to CEI or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as a tax-free organization. In addition, if CEI is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 17.1 that the number of shares to be sold by persons other than CEI is greater than the number of such shares which can be offered without adversely affecting the offering, CEI may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares proposed to be sold by each such person) to a number deemed satisfactory by such managing underwriter, provided, that, for each such offering made by CEI after the IPO, such reduction shall be made first by reducing the number of shares to be sold by persons other than CEI, the STOCKHOLDERS and the stockholders of the Other Founding Companies (collectively, the STOCKHOLDERS and the stockholders of the other Founding Companies being referred to herein as the "Founding Stockholders"), and thereafter, if a further reduction is required, by reducing the number of shares to be sold by the Founding Stockholders.

         17.2 DEMAND REGISTRATION RIGHTS. At any time after the date one year after the Funding and Consummation Date, the holders of a majority of the shares of CEI Stock issued to the stockholders of the Founding Companies pursuant to this Agreement and the Other

Agreements that have not been previously registered or sold and that are not entitled to be sold under Rule 144(k) (or any successor provision) promulgated under the 1933 Act may request in writing that CEI file a registration statement under the 1933 Act covering the registration of shares of CEI Stock issued to such stockholders (including any stock issued as (or issuable upon the conversion or exchange of any convertible security, warrant, right or other security that is issued by CEI as) a dividend or other distribution with respect to, or in exchange for, or in replacement of such CEI Stock) then held by such stockholders (a "Demand Registration"). Within ten (10) days of the receipt of such request, CEI shall give written notice of such request to all other stockholders of the Founding Companies and shall, as soon as practicable but in no event later than 45 days after notice from any such stockholder, file and thereafter use its best efforts to cause to become effective a registration statement covering all such shares. CEI shall be obligated to effect only one Demand Registration for all stockholders of the Founding Companies.

         Notwithstanding the foregoing paragraph, following such a demand a majority of CEI's disinterested directors (i.e. directors who have not demanded or elected to sell shares in any such public offering) may defer the filing of the registration statement for a 60 day period.

         If at the time of any request by the stockholders of the Founding Companies for a Demand Registration CEI has fixed plans to file within 60 days after such request a registration statement covering the sale of any of its securities in a public offering under the 1933 Act, no registration of the CEI Stock held by the stockholders of the Founding Companies shall be initiated under this Section 17.2 until 90 days after the effective date of such registration unless CEI is no longer proceeding diligently to effect such registration; provided that CEI shall provide the stockholders of the Founding Companies the right to participate in such public offering pursuant to, and subject to, Section 17.1 hereof.

         17.3 REGISTRATION PROCEDURES. All expenses incurred in connection with the registrations under this Article 17 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by CEI. In connection with registrations under Sections 17.1 and 17.2, CEI shall (i) use its best efforts to prepare and file with the SEC as soon as reasonably practicable, a registration statement with respect to the CEI Stock and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 45 days (or such shorter period during which stockholders of the Founding Companies shall have sold all CEI Stock which they requested to be registered); (ii) use its best efforts to register and qualify the CEI Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution of the CEI Stock; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder.

         17.4 UNDERWRITING AGREEMENT. In connection with each registration pursuant to Sections 17.1 and 17.2 covering an underwritten registered public offering, CEI and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of CEI's size and investment stature, including indemnification provisions.

         17.5 AVAILABILITY OF RULE 144. CEI shall not be obligated to register shares of CEI Stock held by any STOCKHOLDER at any time when the resale provisions of Rule 144(k) (or any successor provision) promulgated under the 1933 Act are available to such STOCKHOLDER for such shares.

18.  GENERAL

         18.1 COOPERATION. The COMPANY, the STOCKHOLDERS, CEI and NEWCO shall each deliver or cause to be delivered to the other on the Funding and Consummation Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The COMPANY will cooperate and use its reasonable efforts to have the present officers, directors and employees of the COMPANY cooperate with CEI on and after the Funding and Consummation Date in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Funding and Consummation Date.

         18.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of CEI, and the heirs and legal representatives of the STOCKHOLDERS.

         18.3 ENTIRE AGREEMENT. This Agreement (including the Schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the STOCKHOLDERS, the COMPANY, NEWCO and CEI and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the STOCKHOLDERS, the COMPANY, NEWCO and CEI, acting through their respective officers or trustees, duly authorized by their respective boards of directors. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby, provided that the COMPANY shall make a good faith effort to cross reference disclosure, as necessary or advisable, between related Schedules.

         18.4 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         18.5 BROKERS AND AGENTS. Except as disclosed on Schedule 18.5, each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

         18.6 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, CEI will pay the fees, expenses and disbursements of CEI and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by CEI under this Agreement, including the fees and expenses of Arthur Andersen, LLP, Morgan, Lewis & Bockius LLP, and any other person or entity retained by CEI, and the costs of preparing the Registration Statement. Whether or not the transactions herein contemplated shall be consummated, the STOCKHOLDERS shall pay the fees, expenses and disbursements of the STOCKHOLDERS, the COMPANY and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by the COMPANY and the STOCKHOLDERS under this Agreement, including the fees and expenses of accountants and legal counsel to the COMPANY and the STOCKHOLDERS. In addition, each STOCKHOLDER shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the Merger, other than Transfer Taxes, if any, imposed by the State of Delaware. Each STOCKHOLDER shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, each STOCKHOLDER acknowledges that he, and not the COMPANY or CEI, will pay all Taxes due upon receipt of the consideration payable pursuant to Section 2 hereof, and will assume all Tax risks and liabilities of such STOCKHOLDER in connection with the transactions contemplated hereby.

         18.7 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

                    (a)    If to CEI, or NEWCO, addressed to them at:
                           Collectibles USA, Inc.
                           2081 Landings Drive
                           Mountain View, California  94043

                    with copies to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue

                           New York, New York 10178
                           Attn:  David W. Pollak, Esq.

                    (b) If to the STOCKHOLDERS, addressed to them at their addresses set forth on Annex IV, with copies to such counsel as is set forth with respect to each STOCKHOLDER on such Annex IV;

                    (c) If to the COMPANY, addressed to it at:

                           [COMPANY]

                           -----------------------
                           -----------------------
                           Attn: _________________

                           and marked "Personal and Confidential"

or to such other address or counsel as any party hereto shall specify pursuant to this Section 18.7 from time to time.

         18.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York without reference to its conflicts of law provisions.

         18.9 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         18.10 TIME. Time is of the essence with respect to this Agreement.

         18.11 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         18.12 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

         18.13 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

         18.14 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of CEI, NEWCO, the COMPANY and STOCKHOLDERS who will hold or who hold at least 50% of the CEI Stock issued or to be issued upon consummation of the Merger. Any amendment or waiver effected in accordance with this Section
18.14 shall be binding upon each of the parties hereto, any other person receiving CEI Stock in connection with the Merger and each future holder of such CEI Stock.

         18.15 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Unless otherwise provided herein, the representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the Expiration Date.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                               COLLECTIBLES USA, INC.

                               By:______________________

                                  Name:
                                  Title:

                               [COMPANY] ACQUISITION CORP.

                               By:______________________
                                  Name:
                                  Title:

                               [COMPANY]

                               By:______________________
                                  Name:
                                  Title:

                               STOCKHOLDERS:
                               ______________________
                               [Name]
                               ______________________
                               [Name]

                                     ANNEX I

                           FORM OF ARTICLES OF MERGER

                                    ANNEX II

           CERTIFICATE OF INCORPORATION AND BY-LAWS OF CEI AND NEWCO

                                    ANNEX III

                    CONSIDERATION TO BE PAID TO STOCKHOLDERS

Aggregate consideration to be paid to STOCKHOLDERS:

                  $__________ in cash and __________ shares of Common Stock of CEI, to be distributed as follows:

Consideration to be paid to each STOCKHOLDER:

                                Shares of Common

Stockholder                          Stock of CEI                Cash





TOTALS:

MINIMUM VALUE:  $____________

                                    ANNEX IV

                 STOCKHOLDERS AND STOCK OWNERSHIP OF THE COMPANY

The following is a list of the STOCKHOLDERS, their addresses and the number of shares of the COMPANY Stock held by each thereof:

STOCKHOLDER                    SHARES OF STOCK HELD

                                     ANNEX V

                     STOCKHOLDERS AND STOCK OWNERSHIP OF CEI



Name of Shareholder                          Post-Split No. of Shares

                                                  of CEI Owned

                                    ANNEX VI

                        FORM OF OPINION OF COUNSEL TO CEI

                                     [Date]

[COMPANY]

----------------
----------------
----------------

Ladies and Gentlemen:

         We have acted as counsel to Collectibles USA, Inc., a Delaware corporation ("CEI") and [COMPANY] Acquisition Corp., a Delaware corporation ("NEWCO") in connection with the transactions contemplated by the agreement (the "Agreement") dated as of May 9, 1997 by and among CEI, NEWCO, [COMPANY] and the stockholders named therein (the "Stockholders").

         This opinion is being delivered to you pursuant to Section 8.4 of the Agreement. All capitalized terms used herein, unless expressly defined herein, shall have the meanings ascribed to such terms in the Agreement.

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deemed to be necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters material to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, upon representations of executive officers and responsible employees and agents of CEI and NEWCO, and upon such other data as we deemed to be appropriate under the circumstances. We also wish to advise you that when in the following opinion we have made statements to our "knowledge" we shall mean (with respect to matters of fact), that after an examination of documents made available to us by CEI and NEWCO and after inquiry of officers thereof but without any judgment or litigation searches or any other independent factual investigation, we have no reason to believe that such statements are factually incorrect. Statements made to our

"knowledge" shall furthermore refer only to then current actual knowledge of attorneys of our firm who have worked on matters for CEI and NEWCO.

         Based upon the foregoing and such consideration of matters of law as we deemed to be relevant, and subject to the qualifications and assumptions set forth herein, we are of the following opinion:

     (i) CEI and NEWCO have each been duly organized and are validly existing in good standing under the laws of the State of Delaware;

     (ii) the Agreement has been duly authorized, executed and delivered by each of CEI and NEWCO, constitutes the valid and binding agreement of each thereof and is enforceable against each thereof in accordance with its terms;

     (iii) the authorized and outstanding capital stock of CEI is as set forth in the CEI prospectus (the "Prospectus"), dated _______________, relating to the sale to the public of __________ shares of CEI; each share of stock to be issued to the Stockholders, to the stockholders of the Founding Companies other than the Company and to the Underwriters has been duly and validly authorized and issued; upon consummation of the transactions set forth in the Agreement and the Other Agreements, and upon payment by the Underwriters as set forth in the Underwriting Agreement dated _______________ between the Underwriters and CEI, each of such shares will be fully paid and nonassessable; and, to our knowledge, none of such shares will have been issued in violation of the preemptive rights of any stockholder of CEI;

     (iv) to our knowledge, except as set forth in the Prospectus, CEI does not have any outstanding options, warrants, calls, conversion rights or other commitments of any kind to issue or sell any of its capital stock;

     (v) assuming the due authorization, execution, delivery and filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the Merger shall become effective under the laws of the State of Delaware; upon the consummation of the Merger, no shareholder of CEI will be entitled to any rights as a dissenting shareholder;

     (vi) to our knowledge, (a) neither CEI nor NEWCO is in violation of any order with respect thereto issued by any court or agency (wherever located) and
(b) there are no claims, actions, suits or proceedings pending, or threatened against or affecting either CEI or NEWCO, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located;

     (vii) to our knowledge, neither CEI nor NEWCO is in default, or has received any notice of default, under any contract or agreement to which it is a party, except where such default would not have a material adverse effect on CEI;

         (viii) to our knowledge, no notice to, consent, authorization, approval or order of any court or governmental agency or body or of any other third party is required in connection with the execution, delivery or consummation of the Agreement by CEI or NEWCO, except for such notices, consents, authorizations, approvals or orders as have already been made or obtained; and

     (ix) the execution of the Agreement and the performance by CEI and NEWCO of their respective obligations thereunder will not violate any of the terms or provisions of their respective Articles of Incorporation or By-laws or result in any breach of or default under any lease, instrument, license, permit or any other agreement to which they are a party, except where such violations, breaches or defaults would not have a material adverse effect on CEI.

     The opinion set forth in paragraph (ii) above is subject to the following qualifications: (i) the enforceability of the respective obligations of CEI and NEWCO under the Agreement are subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights; (ii) the availability of equitable remedies, including specific performance and injunctive relief, is subject to the discretion of the court before which any proceeding therefor may be brought; (iii) we have assumed the due authorization, execution and delivery of the Agreement by each of the other parties thereto other than CEI and NEWCO and (iv) no opinion is expressed as to the enforceability of (1) provisions requiring indemnification for liabilities under the securities law or (2) the non-competition provisions included therein.

     We understand that we have no obligation to update this opinion to reflect any facts or circumstances occurring after the date hereof, provided however, that unless we otherwise notify you in or prior to the Funding and Consummation Date that this opinion may no longer be relied upon, you shall be entitled to rely on this opinion as of the Funding and Consummation Date if it were dated on such date.

     We render the foregoing opinions as members of the Bar of the State of New York and express no opinion as to laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America (other than federal laws applicable to patents, copyrights and trademarks).

                                                     Very truly yours,

                                    ANNEX VII

             FORM OF OPINION OF COUNSEL TO COMPANY AND STOCKHOLDERS

                                     [Date]

Collectibles Enterprises, Inc.
[address]

[Underwriters]
[address]

Ladies and Gentlemen:

         We have acted as counsel to [Company], a [____________] corporation (the "Company") in connection with the transactions contemplated by the agreement (the "Agreement") dated as of May 9, 1997 among Collectibles USA, Inc. ("CEI"), [NEWCO], the Company and the stockholders named therein (the "Stockholders").

         This opinion is being delivered to you pursuant to Section 9.8 of the Agreement. All capitalized terms used herein, unless expressly defined herein, shall have the meanings ascribed to such terms in the Agreement.

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deemed to be necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters material to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, upon representations of executive officers and responsible employees and agents of the Company, and upon such other data as we deemed to be appropriate under the circumstances. We also wish to advise you that when in the following opinion we have made statements to our "knowledge" we shall mean (with respect to matters of fact), that after an examination of documents made available to us by the Company after inquiry of officers of the Company but without any judgment or litigation searches or any other independent factual investigation, we have no reason to believe that such statements are factually incorrect. Statements made to our "knowledge" shall furthermore refer only to then current actual knowledge of attorneys of our firm who have worked on matters for the Company.

         Based upon the foregoing and such consideration of matters of law as we deemed to be relevant, and subject to the qualifications and assumptions set forth herein, we are of the following opinion:

               (i) the COMPANY has been duly organized and is validly existing or subsisting in good standing under the laws of the State of [____________];

               (ii) the COMPANY is duly qualified to do business as a foreign corporation in each of the jurisdictions set forth in Schedule 5.1 of the Agreement and to our knowledge, the COMPANY has the required authorities and permits to carry on its business in each of such jurisdictions, except where the failure to be so qualified or have such authorities and permits would not have a material adverse effect on the COMPANY;

               (iii) based solely on a review of the stock records and minutes of the COMPANY, the authorized and outstanding capital stock of the COMPANY is as represented in the Agreement; each share of such stock has been duly and validly authorized and issued, and, to our knowledge, is fully paid and nonassessable and was not issued in violation of the preemptive rights of any STOCKHOLDER;

               (iv) to our knowledge, the COMPANY does not have any outstanding options, warrants, calls, conversion rights or other commitments of any kind to issue or sell any of its capital stock;

               (v)  the  Agreement  has  been  duly  authorized,   executed  and
          delivered by the COMPANY and the STOCKHOLDERS party thereto and constitutes a valid and binding agreement of the COMPANY and such STOCKHOLDERS, enforceable against the COMPANY and such STOCKHOLDERS in accordance with its terms;

               (vi) [for non-Delaware Companies only] upon the filing of the [relevant certificate] with [relevant filing authority] in the state of [state of incorporation of COMPANY], the Merger shall become effective under the laws of the state of [state of incorporation of COMPANY]. Upon the consummation of the Merger, all of the outstanding stock of the COMPANY will have been duly authorized and issued, and will be fully paid and nonassessable, and will be beneficially owned by CEI, free and clear of any security interest, claim, lien or encumbrance, and no former shareholder of the COMPANY will be entitled to any rights as a dissenting shareholder, [except . . . describe exceptions under relevant state law].

               (vii) to our knowledge, except to the extent set forth on Schedules 5.10, 5.21 and 5.24 to the Agreement, (a) the COMPANY is not in violation of any order with respect to the COMPANY issued by any court or agency (wherever located) and (b) there are no claims, actions, suits or proceedings pending, or threatened against or affecting the COMPANY, at law or in equity, or before or by any
          federal,   state,   municipal   or  other
          governmental department, commission, board, bureau, agency or instrumentality wherever located;

               (viii)  to our  knowledge,  except  to the  extent  set  forth on
          Schedule 5.15 to the Agreement, the COMPANY is not in default, and has not received any notice of default, under any of the contracts or agreements listed on such Schedule 5.15;

               (ix) to our knowledge, no notice to, consent, authorization, approval or order of any court or governmental agency or body or of any other third party is required in connection with the execution, delivery or consummation of the Agreement by any of the STOCKHOLDERS except for such notices, consents, authorizations, approvals or orders as have already been made or obtained; and

               (x) the execution of the Agreement and the performance by the COMPANY and the STOCKHOLDERS party thereto of their respective obligations thereunder will not violate any of the terms or provisions of COMPANY's Articles of Incorporation or the By-laws of the COMPANY or result in any breach of or default under any lease, instrument, license, permit or any other agreement listed on Schedule 5.12 or 5.15 to the Agreement, except to the extent specifically set forth on such Schedules.

         The  opinion  set  forth  in  paragraph  (v)  above is  subject  to the following qualifications: (i) the enforceability of the obligations of the Company under the Agreement is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights; (ii) the availability of equitable remedies, including specific performance and injunctive relief, is subject to the discretion of the court before which any proceeding therefor may be brought;
(iii) we have assumed the due authorization, execution and delivery of the Agreement by each of the other parties thereto other than the Company and (iv) no opinion is expressed as to the enforceability of (1) provisions requiring indemnification for liabilities under the securities law or (2) the non-competition provisions included therein.

         We understand that we have no obligation to update this opinion to reflect any facts or circumstances occurring after the date hereof, provided however, that unless we otherwise notify you in or prior to the Funding and Consummation Date that this opinion may no longer be relied upon, you shall be entitled to rely on this opinion as of the Funding and Consummation Date if it were dated on such date.

         We render the foregoing opinions as members of the Bar of the State of [state of incorporation of COMPANY] and express no opinion as to laws other than the laws of such state, the General Corporation Law of the State of Delaware and the federal laws of the United States of America (other than federal laws applicable to patents, copyrights and trademarks).

                                                              Very truly yours,

                                   ANNEX VIII

                          FORM OF EMPLOYMENT AGREEMENT

                                    [to come]

                             SCHEDULE to EXHIBIT 2.1

 Identification of Substantially Identical Agreements and Plans of Organization


1  AGREEMENT  AND PLAN OF  ORGANIZATION  made as of May 9,  1997,  by and  among
COLLECTIBLES USA, INC., a Delaware corporation ("CUI"), FILMART ACQUISITION CORP., a Delaware corporation, FILMART PRODUCTIONS, INC., a New York corporation, and each of Aron Laikin and Susan Spiegel pursuant to which $100,000 in cash and 236,363 shares of Common Stock of CUI is to be paid, as aggregate consideration, to the selling stockholders.*

2 AGREEMENT AND PLAN OF ORGANIZATION made as of May 9, 1997, by and among COLLECTIBLES USA, INC., a Delaware corporation ("CUI"), ARA ACQUISITION CORP., a Delaware corporation, AMERICAN ROYAL ARTS CORP., a Delaware corporation, and Jerry Gladstone pursuant to which $2,814,000 in cash and 563,636 shares of Common Stock of CUI is to be paid, as aggregate consideration, to the selling stockholder.*

3  AGREEMENT  AND PLAN OF  ORGANIZATION  made as of May 9,  1997,  by and  among
COLLECTIBLES USA, INC., a Delaware corporation ("CUI"), STONE'S ACQUISITION CORP., a Delaware corporation, STONE'S SHOPS, INC., an Illinois corporation, and each of David Stone and Mary Ella Stone pursuant to which $1,350,000 in cash and 350,000 shares of Common Stock of CUI is to be paid, as aggregate consideration, to the selling stockholders.*

4 AGREEMENT AND PLAN OF ORGANIZATION made as of May 9, 1997, by and among COLLECTIBLES USA, INC., a Delaware corporation ("CUI"), ST. GEORGE ACQUISITION CORP., a Delaware corporation, ST. GEORGE, INC., a New Jersey corporation, and each of Jean Holt, Robert St. George and Carmella Pugliese pursuant to which $400,000 in cash and 85,000 shares of Common Stock of CUI is to be paid, as aggregate consideration, to the selling stockholders.*

5 AGREEMENT AND PLAN OF ORGANIZATION made as of May 9, 1997, by and among COLLECTIBLES USA, INC., a Delaware corporation ("CUI"), ELWELL ACQUISITION CORP., a Delaware corporation, ELWELL STORES, INC., a Florida corporation, and each of Roy C. Elwell and Kim A. Elwell pursuant to which $1,000,000 in cash and 168,181 shares of Common Stock CUI is to be paid, as aggregate consideration, to the selling stockholders.*

6 AGREEMENT AND PLAN OF ORGANIZATION made as of May 9, 1997, by and among COLLECTIBLES USA, INC., a Delaware corporation ("CUI"), DKG ACQUISITION CORP., a Delaware corporation, DKG ENTERPRISES, INC., an Oklahoma corporation, and 4D Investment Limited Partnership II pursuant to which $1,800,000 in cash and 359,090 shares of Common Stock of CUI is to be paid, as aggregate consideration, to the selling stockholder.*

7 AGREEMENT AND PLAN OF ORGANIZATION made as of May 9, 1997, by and among COLLECTIBLES USA, INC., a Delaware corporation ("CUI"), ANIMATION USA ACQUISITION CORP., a Delaware corporation, ANIMATION USA, INC., a Washington corporation, and each of David Vice, Laine Ross, William A. Vice, Ruth Vice, William A. Vice Revocable Trust, Craig Marria and Debra J. Marria pursuant to which $600,000 in cash and 145,454 shares of Common Stock of CUI is to be paid, as aggregate consideration, to the selling stockholders.*




* Pursuant to Item 601(b)(2) of Regulation S-K of the Securities Act of 1933, as amended, supplemental copies of any omitted schedules or annexes will be furnished to the Commission upon request.